                                                                     EXHIBIT 4.1

================================================================================

                  PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.,

                                     Issuer,

                       PRICE COMMUNICATIONS CELLULAR INC.,

                                  as Guarantor,

                                       and

                         BANK OF MONTREAL TRUST COMPANY,

                                     Trustee

                             ----------------------

                                    INDENTURE

                           Dated as of August 11, 1997

                             ----------------------





                                  $153,400,000
                 13 1/2% Senior Secured Discount Notes due 2007


================================================================================

0000G54P.W51

                           TABLE OF CONTENTS
                           -----------------

                                                                   Page

ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE..............  1
      SECTION 1.01.  Definitions....................................  1
      SECTION 1.02.  Incorporation by Reference of TIA.............. 22
      SECTION 1.03.  Rules of Construction.......................... 22

ARTICLE 2.  THE SECURITIES.......................................... 23
      SECTION 2.01.  Form and Dating................................ 23
      SECTION 2.02.  Execution and Authentication................... 23
      SECTION 2.03.  Registrar and Paying Agent..................... 24
      SECTION 2.04.  Paying Agent to Hold Assets in Trust........... 25
      SECTION 2.05.  Holder Lists................................... 25
      SECTION 2.06.  Transfer and Exchange.......................... 25
      SECTION 2.07.  Replacement Securities......................... 31
      SECTION 2.08.  Outstanding Securities......................... 32
      SECTION 2.09.  Treasury Securities............................ 32
      SECTION 2.10.  Temporary Securities........................... 32
      SECTION 2.11.  Cancellation................................... 32
      SECTION 2.12.  Defaulted Interest............................. 33

ARTICLE 3.  REDEMPTION.............................................. 34
      SECTION 3.01.  Right of Redemption............................ 34
      SECTION 3.02.  Notices to Trustee............................. 35
      SECTION 3.03.  Selection of Securities to Be Redeemed......... 35
      SECTION 3.04.  Notice of Redemption........................... 35
      SECTION 3.05.  Effect of Notice of Redemption................. 37
      SECTION 3.06.  Deposit of Redemption Price.................... 37
      SECTION 3.07.  Securities Redeemed in Part.................... 37

ARTICLE 4.  COVENANTS .............................................. 38
      SECTION 4.01.  Transactions Not Subject to Covenants.......... 38
      SECTION 4.02.  Payment of Securities.......................... 39
      SECTION 4.03.  Maintenance of Office or Agency................ 39
      SECTION 4.04.  Limitation on Restricted Payments.............. 40
      SECTION 4.05.  Corporate Existence............................ 41
      SECTION 4.06.  Payment of Taxes and Other Claims.............. 41
      SECTION 4.07.  Maintenance of Properties and Insurance........ 42

                                (i)

0000G54P.W51

                                                                   Page
                                                                   ----

      SECTION 4.08.  Compliance Certificate; Notice of Default...... 42
      SECTION 4.09.  Reports........................................ 43
      SECTION 4.10.  Limitation on Status as Investment Company..... 43
      SECTION 4.11.  Limitation on Transactions with Related Persons 43
      SECTION 4.12.  Limitation on Incurrence of Additional
                       Indebtedness................................. 44
      SECTION 4.13.  Limitations on Restricting Subsidiary Dividends 46
      SECTION 4.14.  Limitations on Liens........................... 47
      SECTION 4.15.  Limitation on Asset Sales and Sales of
                       Subsidiary Stock............................. 47
      SECTION 4.16.  Waiver of Stay, Extension or Usury Laws........ 52
      SECTION 4.17.  Rule 144A Information Requirement.............. 53
      SECTION 4.18.  Limitation on Lines of Business................ 53
      SECTION 4.19.  Restriction on Sale and Issuance of Subsidiary
                       Stock........................................ 53
      SECTION 4.20.  Deposit of Proceeds with Trustee Pending
                       Consummation of the Merger................... 53
      SECTION 4.21.  Negative Pledge................................ 53

ARTICLE 5.  SUCCESSOR CORPORATION................................... 54
      SECTION 5.01.  Limitation on Merger, Sale or Consolidation.... 54
      SECTION 5.02.  Successor Corporation Substituted.............. 54

ARTICLE 6.  EVENTS OF DEFAULT AND REMEDIES.......................... 55
      SECTION 6.01.  Events of Default.............................. 55
      SECTION 6.02.  Acceleration of Maturity Date; Rescission and
                       Annulment.................................... 56
      SECTION 6.03.  Collection of Indebtedness and Suits for
                       Enforcement by Trustee....................... 58
      SECTION 6.04.  Trustee May File Proofs of Claim............... 59
      SECTION 6.05.  Trustee May Enforce Claims Without Possession of
                       Securities................................... 59
      SECTION 6.06.  Priorities..................................... 60
      SECTION 6.07.  Limitation on Suits............................ 60
      SECTION 6.08.  Unconditional Right of Holders to Receive
                       Principal, Premium and Interest.............. 61
      SECTION 6.09.  Rights and Remedies Cumulative................. 61
      SECTION 6.10.  Delay or Omission Not Waiver................... 61
      SECTION 6.11.  Control by Holders............................. 61
      SECTION 6.12.  Waiver of Past Default......................... 62
      SECTION 6.13.  Undertaking for Costs.......................... 62
      SECTION 6.14.  Restoration of Rights and Remedies............. 62

ARTICLE 7.  TRUSTEE................................................. 63
      SECTION 7.01.  Duties of Trustee.............................. 63
      SECTION 7.02.  Rights of Trustee.............................. 64
      SECTION 7.03.  Individual Rights of Trustee................... 65

                                (ii)

0000G54P.W51

                                                                   Page
                                                                   ----

      SECTION 7.04.  Trustee's Disclaimer........................... 65
      SECTION 7.05.  Notice of Default.............................. 65
      SECTION 7.06.  Reports by Trustee to Holders.................. 65
      SECTION 7.07.  Compensation and Indemnity..................... 66
      SECTION 7.08.  Replacement of Trustee......................... 67
      SECTION 7.09.  Successor Trustee by Merger, Etc............... 68
      SECTION 7.10.  Eligibility; Disqualification.................. 68
      SECTION 7.11.  Preferential Collection of Claims Against
                       Company...................................... 68

ARTICLE 8.  LEGAL DEFEASANCE AND COVENANT DEFEASANCE................ 68
      SECTION 8.01.  Option to Effect Legal Defeasance or Covenant
                       Defeasance................................... 68
      SECTION 8.02.  Legal Defeasance and Discharge................. 68
      SECTION 8.03.  Covenant Defeasance............................ 69
      SECTION 8.04.  Conditions to Legal or Covenant Defeasance..... 69
      SECTION 8.05.  Deposited U.S. Legal Tender Equivalents and U.S.
                       Government Obligations to be Held in Trust;
                       Other Miscellaneous Provisions............... 71
      SECTION 8.06.  Repayment to the Company....................... 71
      SECTION 8.07.  Reinstatement.................................. 71

ARTICLE 9.  AMENDMENTS, SUPPLEMENTS AND WAIVERS..................... 72
      SECTION 9.01.  Supplemental Indentures Without Consent of
                       Holders...................................... 72
      SECTION 9.02.  Amendments, Supplemental Indentures and Waivers
                       with Consent of Holders...................... 72
      SECTION 9.03.  Compliance with TIA............................ 74
      SECTION 9.04.  Revocation and Effect of Consents.............. 74
      SECTION 9.05.  Notation on or Exchange of Securities.......... 75
      SECTION 9.06.  Trustee to Sign Amendments, Etc................ 75

ARTICLE 10. COLLATERAL ACCOUNT AND RELEASES......................... 75
      SECTION 10.01. Collateral Account............................. 75
      SECTION 10.02. Eligible Investments........................... 76
      SECTION 10.03. Release of Collateral.......................... 77

ARTICLE 11. RIGHT TO REQUIRE REPURCHASE............................. 77
      SECTION 11.01.  Repurchase of Securities at Option of the
                        Holder Upon a Change of Control............. 77

ARTICLE 12. GUARANTEE OF SECURITIES................................. 80
      SECTION 12.01. Guarantee...................................... 80
      SECTION 12.02. Execution and Delivery of Guarantee............ 81
      SECTION 12.03. Successors and Assigns......................... 81
      SECTION 12.04. Guarantee Unconditional, Etc................... 82

                                (iii)

0000G54P.W51

                                                                   Page
                                                                   ----

      SECTION 12.05.  Covenants of the Guarantor.................... 83

ARTICLE 13. SECURITY AND PLEDGE OF COLLATERAL....................... 83
      SECTION 13.01.  Grant of Security Interest.................... 83
      SECTION 13.02.  Delivery of Collateral........................ 84
      SECTION 13.03.  Representations and Warranties................ 84
      SECTION 13.04.  Further Assurances............................ 85
      SECTION 13.05.  Voting Rights; Dividends; Etc................. 85
      SECTION 13.06.  Trustee Appointed Attorney-in-Fact............ 86
      SECTION 13.07.  Trustee May Perform........................... 87
      SECTION 13.08.  Trustee's Duties.............................. 87
      SECTION 13.09.  Remedies Upon Event of Default................ 87
      SECTION 13.10.  Application of Proceeds....................... 88
      SECTION 13.11.  Pledgor's Obligations Absolute................ 88
      SECTION 13.12.  Continuing Lien............................... 89
      SECTION 13.13.  Certificates and Opinions..................... 89

ARTICLE 14. MISCELLANEOUS........................................... 89
      SECTION 14.01.  TIA Controls.................................. 89
      SECTION 14.02.  Notices....................................... 89
      SECTION 14.03.  Communications by Holders with Other Holders.. 90
      SECTION 14.04.  Certificate and Opinion as to Conditions
                        Precedent................................... 90
      SECTION 14.05.  Statements Required in Certificate or Opinion. 91
      SECTION 14.06.  Rules by Trustee, Paying Agent, Registrar..... 91
      SECTION 14.07.  Legal Holidays................................ 91
      SECTION 14.08.  Governing Law................................. 91
      SECTION 14.09.  No Adverse Interpretation of Other Agreements. 92
      SECTION 14.10.  No Recourse Against Others.................... 92
      SECTION 14.11.  Successors.................................... 92
      SECTION 14.12.  Duplicate Originals........................... 92
      SECTION 14.13.  Severability.................................. 92
      SECTION 14.14.  Table of Contents, Headings, Etc.............. 93
      SECTION 14.15.  Qualification of Indenture.................... 93
      SECTION 14.16.  Registration Rights........................... 93

                                (iv)

0000G54P.W51

            INDENTURE, dated as of August 11, 1997 among Price Communications Cellular Holdings, Inc., a Delaware corporation (the "COMPANY"), Price Communications Cellular Inc., a Delaware corporation (the "GUARANTOR"), and Bank of Montreal Trust Company, a New York banking corporation, (the "Trustee").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 13 1/2% Series A Senior Secured Discount Notes due 2007 and the 13 1/2% Series B Senior Secured Discount Notes due 2007 which may be exchanged for the 13 1/2% Series A Senior Secured Discount Notes due 2007:

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            SECTION 1.01.  Definitions.
                           -----------

            "ACCELERATION NOTICE" shall have the meaning specified in Section 6.02.

            "ACCEPTANCE AMOUNT" shall have the meaning specified in Section
4.15.

            "ACCRETED VALUE" means, as of any date of determination prior to August 1, 2002, the sum of (a) the initial offering price of each Unit and (b) the portion of the excess of the principal amount of each Security over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted at the rate of 13 1/2% per annum of the initial offering price of the Units, compounded semi-annually on each February 1, and August 1, from the date of issuance of the Units through the date of determination. On and after August 1, 2002, the Accreted Value of the Securities shall be equal to the principal amount thereof.

            "ACCUMULATED AMOUNT" shall have the meaning specified in Section
4.15.

            "ACQUIRED PERSON" shall have the meaning as set forth in the definition of "Permitted Investment."

            "AFFILIATE" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer, director, or controlling stockholder of such other Person. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) without limiting the foregoing, the beneficial ownership of 10% or more of the voting power of the voting


0000G54P.W51
common equity of such Person (on a fully diluted basis) or of warrants or other rights to acquire such equity (whether or not presently exercisable).

            "AGENT" means any Registrar, Paying Agent or co-Registrar.

            "ANNUALIZED OPERATING CASH FLOW" on any date means, with respect to any Person, the Operating Cash Flow of such Person for the Reference Period multiplied by four.

            "ANNUALIZED OPERATING CASH FLOW RATIO" on any date (the "Transaction Date") means, with respect to any Person and its Subsidiaries, the ratio of (i) consolidated Indebtedness of such Person and its Subsidiaries on the Transaction Date (after giving pro forma effect to the incurrence of such Indebtedness) divided by (ii) the aggregate amount of Annualized Operating Cash Flow of such Person (determined on a pro forma basis after giving effect to all acquisitions or dispositions of businesses made by such Person and its Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such acquisition or disposition had occurred at the beginning of such Reference Period); provided that for purposes of such computation, in calculating Annualized Operating Cash Flow and consolidated Indebtedness, (a) the transaction giving rise to the need to calculate the Annualized Operating Cash Flow Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the incurrence of any Indebtedness during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to retire Indebtedness or to acquire businesses) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period; and (d) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries and when used in connection with PCW and its Subsidiaries shall be deemed to refer to PCW and its Subsidiaries that are Restricted Subsidiaries.

            "ASSET SALE" shall have the meaning specified in Section 4.15.

            "ASSET SALE OFFER" shall have the meaning specified in Section 4.15.

            "ASSET SALE OFFER AMOUNT" shall have the meaning specified in
Section 4.15.

            "ASSET SALE OFFER PRICE" shall have the meaning specified in Section 4.15.

            "ASSET SALE PURCHASE DATE" shall have the meaning specified in
Section 4.15.

0000G54P.W51

            "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

            "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

            "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

            "BUSINESS DAY" means a day that is not a Legal Holiday.

            "CAPITAL STOCK" means, with respect to any Person, any capital stock of such Person and shares, interests, participations or other ownership interests (however designated) of any Person and any rights (other than debt securities convertible into capital stock), warrants and options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

            "CAPITALIZED LEASE OBLIGATIONS" means obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

            "CASH EQUIVALENTS" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above.

            "CHANGE OF CONTROL" means (i) any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of the Company, the Guarantor or Parent, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group or, if the Company or the Guarantor is a direct or indirect Subsidiary of any other Person immediately prior to such trans-

0000G54P.W51
action, other than such other Person or any Subsidiary of such other Person that is a Parent or Subsidiary of the Company, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the total equity of the transferee,
(ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than an Excluded Person or Excluded Group, is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 50% of the total equity in the aggregate of all classes of Capital Stock of the Company or the Guarantor (unless the Company, or the Guarantor, as applicable, is a direct or indirect Subsidiary of any other Person at any time of determination, in which case, of more than 50% of the total equity of such other Person) then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company, the Guarantor or the Parent (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company, the Guarantor or the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company, the Guarantor or the Parent then in office; provided, however, that a merger or consolidation of the Parent with or into PriCellular Corporation will not be deemed to be a Change of Control. Notwithstanding any of the foregoing definitions in this paragraph, the Merger, the Corporate Change and the Parent Exchange Offer, each as defined herein, shall not constitute a Change of Control.

            "CHANGE OF CONTROL OFFER" shall have the meaning specified in
Section 11.01.

            "CHANGE OF CONTROL OFFER PERIOD" shall have the meaning specified in
Section 11.01.

            "CHANGE OF CONTROL PURCHASE DATE" shall have the meaning specified in Section 11.01.

            "CHANGE OF CONTROL PURCHASE PRICE" shall have the meaning specified in Section 11.01.

            "CHANGE OF CONTROL PUT DATE" shall have the meaning specified in
Section 11.01.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COLLATERAL" means all cash and Treasury Bills and any proceeds thereof, which may from time to time be held in the Collateral Account.

0000G54P.W51

            "COLLATERAL ACCOUNT" means the trust account created and maintained pursuant to Section 10.01.

            "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

            "COMPANY SYSTEMS" shall have the meaning specified in Section 4.15.

            "CONSOLIDATED INTEREST EXPENSE" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to the Capitalized Lease Obligations) of such Person and its consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and
(iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and (b) the amount of dividends accrued or payable by such Person or any of its consolidated Subsidiaries in respect of Preferred Stock (other than by Restricted Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries and when used in connection with PCW and its Subsidiaries shall be deemed to refer to PCW and its Subsidiaries that are Restricted Subsidiaries.

            "CONSOLIDATED NET INCOME" of any Person for any period means the net income (or loss) of such Person and its consolidated Subsidiaries for such period, determined (on a consolidated basis) in accordance with GAAP, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) (i) all extraordinary gains and losses and gains and losses that are nonrecurring (including as a result of Asset Sales outside the ordinary course of business), (ii) the net income, if positive, of any Person, that is not a Subsidiary in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of dividends or distributions actually paid to such Person or a Subsidiary of such Person that both (x) are actually paid in cash to such Person or a Subsidiary of such Person during such period and (y) when taken together with all other dividends and distributions paid during such period in cash to such Person or a Subsidiary of such Person, are not in excess of such Person's pro rata share of such other Person's aggregate net income earned during such period and (iii) except as provided in the definition of "Annualized Operating Cash Flow Ratio," the

0000G54P.W51
net income (or loss) of any Subsidiary acquired in a pooling of interests transaction for any period prior to the date of such acquisition. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries and when used in connection with PCW and its Subsidiaries shall be deemed to refer to PCW and its Subsidiaries that are Restricted Subsidiaries.

            "CONTIGUOUS" means, when used in connection with any existing RSA or MSA of the Company or its Subsidiaries, a wireless cellular communications system, any part of which exists within 50 miles of such RSA or MSA.

            "CORPORATE CHANGE" shall mean a corporate change, subject to approval of PCC's shareholders, pursuant to which PCC would become a wholly owned subsidiary of the Holding Company in a transaction in which each share of capital stock and each option and warrant to purchase capital stock of PCC (including the Warrants) outstanding immediately prior to the consummation of such Corporate Change will be automatically converted into a share of capital stock, option or warrant, as the case may be, in each case with identical rights and an identical economic interest in the Holding Company.

            "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which address as of the date hereof is located at 77 Water Street, New York, New York 10005.

            "COVENANT DEFEASANCE" shall have the meaning specified in Section 8.03.

            "CREDIT AGREEMENT" means, a credit agreement to be entered into by PCW and a syndicate of banks, financial institutions and other "accredited investors" (as defined in Regulation D under the Securities Act) or any other senior loan facility in lieu thereof, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders. There can only be one such credit facility or loan agreement designated to be the "CREDIT AGREEMENT" at any one time. Any Indebtedness in excess of $525,000,000 Incurred under the Credit Agreement, which at the time of Incurrence satisfies the tests for incurrence of additional indebtedness under paragraph two of
Section 4.12, shall thereafter be deemed to be Indebtedness permitted under the Credit Agreement for all purposes, including, without limitation, for purposes of clause (ii) of the third paragraph of Section 4.12, and for purposes of application of proceeds from Asset Sales pursuant to clause (3) of the first paragraph of Section 4.15.

0000G54P.W51

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect against fluctuation in currency values.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "DEFAULT" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

            "DEFAULTED INTEREST" shall have the meaning specified in Section
2.12.

            "DEFINITIVE SECURITIES" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

            "DEPOSITORY" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.03 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

            "DISQUALIFIED CAPITAL STOCK" means, with respect to any Person, Capital Stock of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities; provided that Capital Stock will not be deemed to be Disqualified Capital Stock if it may only be so redeemed or repurchased solely in consideration of Qualified Capital Stock of the Company or Parent.

            "ELIGIBLE INVESTMENTS" shall mean those investments in Treasury Bills made pursuant to Section 10.02.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "EVENT OF DEFAULT" shall have the meaning specified in Section 6.01.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

            "EXCHANGE SECURITIES" means the 13 1/2% Series B Senior Secured Discount Notes due 2007 to be issued pursuant to this Indenture in connection with the offer to exchange

0000G54P.W51

Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement.

            "EXCHANGED CAPITAL STOCK" shall have the meaning specified in
Section 4.15.

            "EXCLUDED GROUP" means a "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that includes one or more Excluded Persons; provided that the voting power of the Capital Stock of the Company or the Parent "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such Excluded Persons (without attribution to such Excluded Persons of the ownership by other members of the "group") represents a majority of the voting power of the Capital Stock "beneficially owned" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) by such "group."

            "EXCLUDED PERSON" means members of the Price Family who owned Capital Stock of the Parent and PriCellular Corporation on the Issue Date and any Affiliate of any of the foregoing that is wholly owned by one of the foregoing.

            "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries in existence and outstanding on the Issue Date.

            "FINAL PUT DATE" shall have the meaning specified in Section 4.15.

            "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as may be approved by a significant segment of the accounting profession; provided, however, that for purposes of determining compliance with covenants in the Indenture, "GAAP" means such generally accepted accounting principles as in effect as of the Issue Date.

            "GLOBAL SECURITY" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 3 to the form of Security attached hereto as Exhibit A.

            "GUARANTEE" means the guaranty of the Guarantor pursuant to Article 13 hereof, as such guaranty may be amended, modified or supplemented from time to time.

            "GUARANTOR" means Price Communications Cellular Inc., a Delaware corporation, unless a successor replaces it in accordance with Article 5 and thereafter means the successor.

            "GUARANTOR PERMITTED INVESTMENTS" means Permitted Investments of the types described in clauses (i) and (ii) of the definition of Permitted Investments.

0000G54P.W51

            "HOLDER" means a Person in whose name a Security is registered. The Holder of a Security will be treated as the owner of such Security for all purposes.

            "HOLDING COMPANY" shall mean a newly organized holding company with a substantially identical certificate of incorporation, by-laws and capital structure to those of PCC immediately prior to the consummation of the Corporate Change.

            "INCUR" shall have the meaning specified in Section 4.12.

            "INDEBTEDNESS" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date or to financial institutions, which obligations are not being contested in good faith and for which appropriate reserves have been established) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;
(b) all obligations of such Person under Interest Swap and Hedging Obligations;
(c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person and all obligations to purchase, redeem or acquire any Capital Stock; (d) all Disqualified Capital Stock of such Person and all Preferred Stock of such Person's Subsidiaries; and (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), or (d) or this clause (e), whether or not between or among the same parties; provided that the outstanding principal amount at any date of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such date.

            "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

            "INITIAL PURCHASERS" means NatWest Capital Markets Limited and Wasserstein Perella Securities, Inc.

            "INITIAL SECURITIES" means the 13 1/2% Series A Senior Secured Discount Notes due 2007, as supplemented from time to time in accordance with the terms hereof, issued pursuant to this Indenture.

0000G54P.W51

            "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

            "INTEREST SWAP AND HEDGING OBLIGATIONS" means any obligations of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of this Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

            "INVESTMENT" by any Person in any other Person means (without duplication) (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (c) the entering into by such Person of any guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. For purposes of Section 4.04, (i) "INVESTMENT" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the fair market value of such Investment plus the fair market value of all additional Investments by the Company or any of its Restricted Subsidiaries at the time any such Investment is made; provided that, for purposes of this sentence, the fair market value of net assets in excess of $5,000,000 shall be as determined by an independent appraiser of national reputation.

            "ISSUE DATE" means the time and date of the first issuance of the Securities under the Indenture.

            "JUNIOR INDEBTEDNESS" means Indebtedness of the Company that (i) requires no payment of principal prior to or on the date on which all principal of and interest on the Securities is paid in full and (ii) is subordinate and junior in right of payment to the Securities in all respects.

0000G54P.W51

            "LEGAL DEFEASANCE" shall have the meaning specified in Section 8.02.

            "LEGAL HOLIDAY" shall have the meaning specified in Section 15.07.

            "LIEN" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

            "MATURITY DATE" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of the Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

            "MERGER" means the merger of PCW with and into Palmer pursuant to the Merger Agreement.

            "MERGER AGREEMENT" means the agreement and plan of merger dated as of May 23, 1997, among the Parent, Price Communications Cellular Merger Corp. (a predecessor of PCW) and Palmer.

            "MERGER DATE" means the date of the consummation of the Merger. "MINIMUM ACCUMULATION DATE" shall have the meaning specified in

Section 4.15.

            "MSA" shall have the meaning specified in the definition of "POPS."

            "NET CASH PROCEEDS" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (A) any note or installment receivable at any time, or (B) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset Sale), less the sum of (i) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale and (ii) the aggregate amount of cash so received which is used to retire any existing Indebtedness of the Company ranking on a parity with the Securities or Indebtedness of its Restricted Subsidiaries, as the case may be, which is required to be repaid in connection with such Asset

0000G54P.W51

Sale or is secured by a Lien on the property or assets of the Company or any of its Restricted Subsidiaries, as the case may be.

            "NET OFFERING PROCEEDS" shall have the meaning specified in Section 4.20.

            "NET POPS" of any Person with respect to any cellular telephone system means the Pops of the MSA or RSA served by such system multiplied by the direct and/or indirect percentage interest of such Person in the entity licensed or designated to receive an authorization by the Federal Communications Commission to construct or operate a system in that MSA or RSA.

            "NET PROCEEDS" means the aggregate net proceeds (including the fair market value of non-cash proceeds constituting equipment or other assets of a type generally used in a Related Business as reasonably determined by the Board of Directors of the Company for amounts under $5,000,000 and by a financial advisor or appraiser of national reputation for equal or greater amounts) received by a Person from the sale of Qualified Capital Stock (other than to a Subsidiary of such Person) after payment of out-of-pocket expenses, commissions and discounts incurred in connection therewith.

            "NON-RECOURSE RESTRICTED SUBSIDIARY" shall have the meaning specified in the definition of "Permitted Acquisition Indebtedness."

            "NOTICE OF DEFAULT" shall have the meaning specified in Section 6.01(c).

            "OBLIGATION" means any principal, premium, interest (including interest accruing subsequent to a bankruptcy or other similar proceeding whether or not such interest is an allowed claim enforceable against the Company in a bankruptcy case under Federal bankruptcy law), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable pursuant to the terms of the documentation governing any Indebtedness.

            "OFFERING MEMORANDUM" means that certain Offering Memorandum of the Company, dated August 1, 1997 relating to the original issuance and sale of the Initial Securities to the Initial Purchasers, as may be supplemented from time to time.

            "OFFICER" means, with respect to the Company or the Guarantor, the Chief Executive Officer, the President, any Vice President, any Executive Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company or the Guarantor, as applicable.

            "OFFICERS' CERTIFICATE" means, with respect to the Company, the Guarantor or the Parent, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company, the Guarantor or the Parent, respectively, and otherwise complying with the requirements of Sections 15.04 and 15.05.

0000G54P.W51

            "OPERATING CASH FLOW" of any Person means (a) with respect to any period, the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its consolidated Subsidiaries, (ii) depreciation, amortization and other non-cash charges of such Person and its consolidated Subsidiaries and (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, less (c) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period. When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries and when used in connection with PCW and its Subsidiaries shall be deemed to refer to PCW and its Subsidiaries that are Restricted Subsidiaries.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 14.04 and 14.05.

            "PALMER" means Palmer Wireless, Inc.

            "PARENT" shall mean Price Communications Corporation or any directly or indirectly wholly owned subsidiary of Price Communications Corporation that directly or indirectly wholly owns the Company until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "PARENT EXCHANGE OFFER" means an event occurring on or about the Merger Date in which Parent exchanges shares of Parent common stock for shares of outstanding stock of Palmer in a transaction consummated in connection with and in furtherance of the Merger.

            "PAYING AGENT" shall have the meaning specified in Section 2.03.

            "PCC" means Price Communications Corporation, a Delaware corporation.

            "PCW" means Price Communications Wireless, Inc., the direct Subsidiary of the Company, and an indirect subsidiary of Price Communications Corporation.

            "PCW OFFERING" means an offering by PCW of 11 3/4% Senior Subordinated Notes due 2007 of PCW.

            "PERMITTED ACQUISITION INDEBTEDNESS" means, with respect to any Person, Indebtedness Incurred in connection with the acquisition of property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type generally used in a Related Business; provided that, in the case of the Company or its Restricted Subsidiaries,

0000G54P.W51
as applicable, (x) (i) the Company's or PCW's, as the case may be, Annualized Operating Cash Flow Ratio, after giving effect to such acquisition and such Incurrence on a pro forma basis, is no greater than such ratio prior to giving pro forma effect to such acquisition and such Incurrence, (ii) the Company's or PCW's, as the case may be, consolidated unsubordinated Indebtedness, divided by the Net Pops of the Company or PCW, as the case may be, and its Restricted Subsidiaries, in each case giving pro forma effect to the acquisition and such Incurrence, does not exceed $120, (iii) the Company's or PCW's, as the case may be, consolidated Indebtedness divided by the Net Pops of the Company or PCW, as the case may be, and its Restricted Subsidiaries does not exceed $160 as a result of the acquisition and such Incurrence and (iv) after giving effect to such acquisition and such Incurrence the acquired property, businesses or assets or such Capital Stock is owned directly by the Company or PCW, as the case may be, or a Wholly Owned Restricted Subsidiary thereof, or (y) (i) under the terms of such Indebtedness and pursuant to applicable law, no recourse could be had for the payment of principal, interest or premium with respect to such Indebtedness or for any claim based thereon against the Company or any Person that constituted a Restricted Subsidiary immediately prior to the consummation of such acquisition or any of their property or assets, (ii) the obligor of such Indebtedness shall have, immediately after giving effect to such acquisition and such Incurrence on a pro forma basis, a ratio of Annualized Operating Cash Flow as of the date of the acquisition to the product of Consolidated Interest Expense for the Reference Period multiplied by four (but excluding from Consolidated Interest Expense all amounts that are not required to be paid in cash on a current basis) of at least 1 to 1 and (iii) immediately subsequent to the Incurrence of such Indebtedness, the obligor thereof shall be a Restricted Subsidiary and shall have been designated by the Company (as evidenced by an Officers' Certificate delivered promptly to the Trustee) to be a "Non-Recourse Restricted Subsidiary."

            "PERMITTED INVESTMENT" means (i) Investments in Cash Equivalents;
(ii) Investments in the Company or a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary); (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary (other than a NonRecourse Restricted Subsidiary) or (B) the Acquired Person immediately thereupon either
(1) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary) and the surviving Person is the Company or a Restricted Subsidiary (other than a Non-Recourse Restricted Subsidiary) or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries (other than a Non-Recourse Restricted Subsidiary); (iv) Investments in accounts and notes receivable acquired in the ordinary course of business;
(v) any securities received in connection with an Asset Sale (other than those of a Non-Recourse Restricted Subsidiary) and any Investment with the Net Cash Proceeds from any Asset Sale in Capital Stock of a Person, all or substantially all of whose assets are of a type used in a Related Business, that complies with
Section 4.15; (vi) any guarantee issued by a Restricted Subsidiary in respect of Indebtedness of a Restricted Subsidiary Incurred in compliance with the Indenture; (vii) advances and prepayments for asset purchases in the ordinary course of business in a Related Business of the Company or a Restricted Subsidiary; (viii) Investments in Non-Recourse

0000G54P.W51

Restricted Subsidiaries with the proceeds of contributions irrevocably and unconditionally received without restriction by the Company from Parent; and
(ix) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses.

            "PERMITTED LIEN" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (i) the underlying obligations are not overdue for a period of more than 30 days, and (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation; (h) Liens in favor of the Trustee arising under the Indenture; (i) Liens securing Permitted Acquisition Indebtedness, which either (A) were not incurred or issued in anticipation of such acquisition or (B) secure Permitted Acquisition Indebtedness meeting the requirements set forth in clause (y) of the definition thereof; (j) Liens securing pari passu Indebtedness or Indebtedness of a Restricted Subsidiary that was incurred in accordance with Section 4.12; (k) Liens securing Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (1) Liens arising from Purchase Money Indebtedness permitted under the Indenture; (m) Liens securing Refinancing Indebtedness Incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Securities than the terms of the Liens securing such refinanced Indebtedness; and (n) Liens in favor of the Company or a Wholly Owned Restricted Subsidiary.

            "PERSON" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

0000G54P.W51

            "PIK PREFERRED STOCK" means the Senior Payment-In-Kind Increasing Rate Preferred Stock of the Parent held by NatWest Capital Markets Limited.

            "POPS" means the estimate of the population of a Metropolitan Statistical Area ("MSA") or Rural Service Area ("RSA") as derived from (i) the most recent Donnelly Market Service or if such statistics are no longer printed in the Donnelly Market Service or the Donnelly Market Service is no longer published, the most recent Rand McNally Commercial Atlas or if such statistics are no longer printed in the Rand McNally Commercial Atlas or if the Rand McNally Commercial Atlas is no longer published, such other nationally recognized source of such information; or (ii) the most recent United States Census Bureau reports as to any year in respect of which such reports are published.

            "PREFERRED STOCK" means Capital Stock, other than common stock of an issuer having no preferences or privileges as to the payment of dividends or the distribution of the issuer's assets over any other class of such issuer's Capital Stock.

            "PRICE FAMILY" means Robert Price, an individual, and members of his family who, as of the Issue Date, beneficially owned Capital Stock of Parent.

            "PRINCIPAL" of any Indebtedness means the principal of such Indebtedness plus, without duplication, applicable premium, if any, on such Indebtedness.

            "PROPERTY" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "PURCHASE AGREEMENT" means that certain Purchase Agreement dated July 31, 1997 by and among the Company, Parent, the Guarantor and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or its Restricted Subsidiaries Incurred in connection with the purchase of property or assets for the business of the Company or its Restricted Subsidiaries, provided that the recourse of the lenders with respect to such Indebtedness is limited solely to the property or assets so purchased without further recourse to either the Company or any of its Restricted Subsidiaries.

            "QUALIFIED CAPITAL STOCK" means any Capital Stock of a Person that is not Disqualified Capital Stock.

            "RECORD DATE" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

0000G54P.W51

            "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article 3 of this Indenture and Paragraph 5 in the form of Security.

            "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Article 3 of this Indenture and Paragraph 5 in the form of Security, which shall include, without duplication, in each case, any accrued and unpaid interest to the Redemption Date.

            "REFERENCE PERIOD" with regard to any Person means the last full fiscal quarter of such Person for which financial information (which the Company shall use its best efforts to compile in a timely manner) in respect thereof is available ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or the Indenture.

            "REFINANCING INDEBTEDNESS" means Indebtedness or Disqualified Capital Stock (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference (or, if such Indebtedness or Disqualified Capital Stock does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Indebtedness or Disqualified Capital Stock), not to exceed the sum of (x) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing, (y) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness and (z) all other customary fees and expenses of the Company or such Restricted Subsidiary reasonably incurred in connection with such refinancing; provided that (A) Refinancing Indebtedness issued by any Restricted Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary, (B) Refinancing Indebtedness shall (x) not have a Weighted Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have no installments of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal (or redemption payment) of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity of the Securities.

            "REGISTRAR" shall have the meaning specified in Section 2.03.

0000G54P.W51

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated August 11, 1997 by and among the Initial Purchasers, the Company and the Guarantor, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "RELATED BUSINESS" means any business directly related to the ownership, development, operation, and acquisition of wireless cellular communications systems.

            "RELATED PERSON" means, with respect to any Person, (i) any Affiliate of such Person or any spouse, immediate family member, or other relative who has the same principal residence of any Affiliate of such Person and (ii) any trust in which any Person described in clause (i) above has a beneficial interest.

            "RESTRICTED PARTNERSHIP" shall have the meaning specified in Section 4.19.

            "RESTRICTED PAYMENT" means, with respect to any Person, (i) any dividend or other distribution on shares of Capital Stock of such Person, its Parent, or any Subsidiary of such Person (except any dividend or distribution payable to the Guarantor in common stock of the Company), (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any shares of Capital Stock of such Person, its Parent, or any Subsidiary of such Person held by Persons other than such Person or any of its Restricted Subsidiaries, (iii) any defeasance, redemption, repurchase or other acquisition or retirement for value, or any payment in respect of any amendment (in anticipation of or in connection with any such retirement, acquisition or defeasance) in whole or in part, of any Indebtedness of the Company (other than the scheduled repayment thereof at maturity and any mandatory redemption or mandatory repurchase thereof pursuant to the terms thereof) by such Person or a Subsidiary of such Person that is subordinate in right of payment to, or ranks pari passu (other than the Securities) with, the Securities (other than in exchange for Refinancing Indebtedness permitted to be Incurred under the Indenture and except for any such defeasance, redemption, repurchase, other acquisition or payment in respect of Indebtedness held by any Restricted Subsidiary) and (iv) any Investment (other than a Permitted Investment); provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on shares of Capital Stock of the Company or any Restricted Subsidiary solely in shares of Qualified Capital Stock, (ii) any dividend, distribution or other payment to the Company, or any dividend to any of its Restricted Subsidiaries, by any of its Subsidiaries,
(iii) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of any Restricted Subsidiary (other than Non-Recourse Restricted Subsidiaries) held by Persons other than the Company or any of its Restricted Subsidiaries, (iv) payments to satisfy obligations to pay statutory appraisal rights resulting from the Merger and any settlement in respect thereof to security holders of Palmer, (v) fees and expenses incurred in connection with the Merger or (vi) cash payments in respect of purchases of options and rights for shares of Palmer common stock issued pursuant to Palmer's 1995

0000G54P.W51

Stock Option Plan, 1995 Directors' Stock Option Plan, 1995 Employee Stock Purchase Plan and 1995 Non-Employee Director Stock Purchase Plan.

            "RESTRICTED SECURITY" means a Security, unless or until it has been
(i) disposed of in a transaction effectively registered under the Securities Act or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided that in no case shall an Exchange Security issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Security.

            "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if, immediately before and after giving effect to such designation, there would exist no Default or Event of Default and the Company could incur at least $1.00 of Indebtedness pursuant to the Annualized Operating Cash Flow Ratio test of Section 4.12, on a pro forma basis, taking into account such designation.

            "RSA" shall have the meaning specified in the definition of "POPS."

            "SEC" means the Securities and Exchange Commission.

            "SECURITIES" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "SECURITIES CUSTODIAN" means the Trustee, as custodian for the Depository with respect to the Securities in global form, or any successor entity thereto.

            "SENIOR SUBORDINATED NOTES" means the 11 3/4% Senior Subordinated Notes due 2007 of PCW.

            "SIGNIFICANT RESTRICTED SUBSIDIARY" means one or more Restricted Subsidiaries having an aggregate net book value of assets in excess of 5% of the net book value of the assets of the Company and its Restricted Subsidiaries on a consolidated basis.

            "SPECIAL RECORD DATE" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

            "SPECIAL REDEMPTION" shall have the meaning specified in Section
3.01.

            "SPECIAL REDEMPTION AMOUNT" shall have the meaning specified in
Section 4.20.

0000G54P.W51

            "SPECIAL REDEMPTION DATE" shall have the meaning specified in
Section 3.01.

            "SPECIAL RIGHTS" shall have the meaning specified in Section 4.19.

            "STATED MATURITY" means the date fixed for the payment of any principal or premium pursuant to the Indenture and the Securities, including the Maturity Date, upon redemption, acceleration, Asset Sale Offer, Change of Control Offer or otherwise.

            "SUBSIDIARY" with respect to any Person, means (i) a corporation at least fifty percent of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any Person in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa77bbbb) as in effect on the date of the execution of this Indenture.

            "TRANSFER RESTRICTED SECURITIES" means Securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

            "TREASURY BILLS" means securities issued by the United States of America maturing no later than the Business Day preceding December 31, 1997.

            "TRUST OFFICER" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "UNITS" means the units offered by the Company, each Unit consisting of $1,000 principal amount of Securities issued by the Company and 3.44 Warrants issued by Parent. The Securities and the Warrants will be detachable and will be immediately separated upon sale.

0000G54P.W51

            "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Company that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below). The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property or asset of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated and (c) such Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any property or assets of the Company or any of its Restricted Subsidiaries (except that such Subsidiary and its Subsidiaries may guarantee the Securities); provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted pursuant to
Section 4.04. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

            "U.S. LEGAL TENDER EQUIVALENTS" means securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof with a maturity of 90 days or less (provided that the full faith and credit of the United States of America is pledged in support thereof).

            "VOTING STOCK" means Capital Stock of the Company having generally the right to vote in the election of a majority of the directors of the Company or having generally the right to vote with respect to the organizational matters of the Company subject to adjustment.

            "WARRANT AGENT" means Bank of Montreal Trust Company, or its successor, as Warrant Agent under the Warrant Agreement dated as of August 11, 1997 between the Company, the Parent and Bank of Montreal Trust Company.

            "WARRANTS" means the warrants offered as part of the Units, each Warrant allowing the holder thereof to purchase one share of Common Stock of the Parent.

            "WEIGHTED AVERAGE LIFE" means, as of the date of determination, with respect to any debt instrument, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt instrument multiplied by the amount of each such respective principal payment by (ii) the sum of all such principal payments.

0000G54P.W51

            "WHOLLY OWNED" means, with respect to a Subsidiary of the Company,
(i) a Subsidiary that is a corporation, of which not less than 99% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns not less than 99% of the Capital Stock of such entity.

            SECTION 1.02. Incorporation by Reference of TIA. Whenever this
                          ---------------------------------
Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "COMMISSION" means the SEC.

            "INDENTURE SECURITIES" means the Securities.

            "INDENTURE SECURITYHOLDER" means a Holder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR" on the indenture securities means the Company, the Guarantor and any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

            SECTION 1.03. Rules of Construction. Unless the context otherwise
                          ---------------------
requires:

            (1)  a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3)  "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5)  provisions apply to successive events and transactions;

0000G54P.W51

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise; and

            (8) whenever in this Indenture or the Securities it is provided that the principal amount with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.

                                   ARTICLE 2.

                                 THE SECURITIES

            SECTION 2.01. Form and Dating. The Securities and the Trustee's
                          ---------------
certificate of authentication in respect thereof shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

            The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            SECTION 2.02. Execution and Authentication. Each Security shall be
                          ----------------------------
signed by at least one Officer for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

0000G54P.W51

            The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount at maturity of up to $153,400,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount at maturity of up to $153,400,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount at maturity in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed $153,400,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

            Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain
                          --------------------------
an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company or the Guarantor may act as Registrar or Paying Agent, except that, for the purposes of Articles 3, 8, 11,
Section 4.15 and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company, nor the Guarantor nor any Affiliate of the Guarantor, shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby agrees so to act.

            The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

0000G54P.W51

            SECTION 2.04. Paying Agent to Hold Assets in Trust. The Company, the
                          ------------------------------------
Guarantor or any other obligor on the Securities shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities (whether such assets have been distributed to it by the Company, the Guarantor or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If any of the Company, a Subsidiary of the Company, the Guarantor or any other obligor on the Securities acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company, the Guarantor or any other obligor on the Securities at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company, the Guarantor or any other obligor on the Securities to the Paying Agent, the Paying Agent (if other than the Company, the Guarantor or any other obligor on the Securities) shall have no further liability for such assets.

            SECTION 2.05. Holder Lists. The Trustee shall preserve in as current
                          ------------
a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company, the Guarantor or any other obligor on the Securities shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

            SECTION 2.06.  Transfer and Exchange.
                           ---------------------
            (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-Registrar with a request:

            (x)  to register the transfer of such Definitive Securities; or

            (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

           (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

0000G54P.W51

          (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                  (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                  (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                  (C) if such Transfer Restricted Security is being transferred pursuant to any exemption from registration in accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

                  (D) if such Transfer Restricted Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to the Indenture to the Trustee; or

                  (E) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) accompanied by a customary opinion of counsel substantially to the effect that such transfer may be effected in reliance upon such exemption.

            (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

         (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

0000G54P.W51

        (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount at maturity of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount at maturity.

            (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

            (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security. (i) Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

            (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security); or

            (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

            (C) if such beneficial interest is being transferred pursuant to any exemption from registration in accordance with Regulation S under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security); or

            (D) if such Transfer Restricted Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to the Indenture to the Trustee; or

0000G54P.W51

            (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form set forth on the reverse of the Security) accompanied by a customary opinion of counsel substantially to the effect that such transfer may be effected in reliance upon such exemption, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount at maturity of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

            (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

            (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            (f) Authentication of Definitive Securities in Absence of Depository. If at any time:

            (i) the Depository for the Securities notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Securities and a successor Depository for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

           (ii) the Company, in its sole discretion, notifies the Trustee in writing that they elect to cause the issuance of Definitive Securities under this Indenture,

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount at maturity equal to the principal amount at maturity of the Global Securities, in exchange for such Global Securities.

            (g)  Legends.  (i)  Except as permitted by the following paragraph
(ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all

0000G54P.W51

Securities issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

            THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF,
            (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
            (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144

0000G54P.W51

            UNDER THE SECURITIES ACT (IF AVAILABLE, AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER A TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

            THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). YOU MAY CONTACT THE SECRETARY OF PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC. AT (212) 757-5600 FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THE NOTE.

            (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Act:

            (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security in the case of a Rule 144 Transfer, after delivery of a customary opinion of counsel; and

            (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.06(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing (to be accompanied by a customary opinion of counsel) to the

0000G54P.W51

      Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

            (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount at maturity of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

           (i) Obligations with respect to Transfers and Exchanges of Definitive Securities. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to
Section 2.02 (fourth paragraph), 2.10, 3.07, 4.15(8), 9.05, or 11.01 (final paragraph)).

         (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article 11 or Section 4.15 hereof or the mailing of a notice of redemption of Securities pursuant to Article 3 hereof and ending at the close of business on the day of such mailing.

            SECTION 2.07. Replacement Securities. If a mutilated Security is
                          ----------------------
surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Guarantor, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

0000G54P.W51

            Every replacement Security is an additional obligation of the Company and the Guarantor.

            SECTION 2.08. Outstanding Securities. Securities outstanding at any
                          ----------------------
time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company, the Guarantor or an Affiliate of the Company holds the Security, except as provided in Section 2.09.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of a Company) holds cash sufficient to pay all of the principal and interest due on the Securities payable on that date and payment of the Securities called for redemption or payable on such Maturity Date is not otherwise prohibited pursuant to this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

            SECTION 2.09. Treasury Securities. In determining whether the
                          -------------------
Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company, the Guarantor or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

            SECTION 2.10. Temporary Securities. Until definitive Securities are
                          --------------------
ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company or the Guarantor reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

            SECTION 2.11.  Cancellation.  The Company at any time may deliver
                           ------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward
                                     -32-

0000G54P.W51
to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

            SECTION 2.12. Defaulted Interest. Interest on any Security which is
                          ------------------
payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on Record Date for such interest.

            Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose

0000G54P.W51
      names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 3.

                                   REDEMPTION

            SECTION 3.01. Right of Redemption. (a) Redemption of Securities, as
                          --------------------
permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article 3. The Company will not have the right to redeem any Securities prior to August 1, 2002, except as provided in the next succeeding paragraph. On or after August 1, 2002, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein under the caption "Redemption," in each case, including accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

            Notwithstanding the foregoing paragraph, on or after August 1, 1998, the Company will have the right to redeem all or any part of the Securities in cash at 120.000% of the Accreted Value thereof, including accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the Redemption Date); provided that redemptions may be made only if the closing price of PCC Common Stock equals or exceeds the prices specified in the form of Security attached as Exhibit A set forth therein under the caption "Redemption" for the ten consecutive trading days prior to the redemption date in each period.

            (b) Notwithstanding subsection (a) of this section, all of the Securities will be subject to a special redemption (the "Special Redemption") on, or at any time prior to,

0000G54P.W51

December 31, 1997, if the Merger is not consummated on or before December 31, 1997 or if it appears, in the sole judgment of the Company, that the Merger will not be consummated by December 31, 1997, at a redemption price (the "Special Redemption Price") equal to 101% of the Accreted Value of the Securities on the date of the Special Redemption (the "Special Redemption Date") minus $4,221,568.

            SECTION 3.02. Notices to Trustee. If the Company elects to redeem
                          ------------------
Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

            If the Company elects to reduce the principal amount at maturity of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice, provided that no Initial Securities received by the Company in exchange for Exchange Securities may be made the basis for such credit.

            The Company shall give each notice to the Trustee provided for in this Section 3.02 at least 45 days before each Redemption Date other than the Special Redemption Date for which the Company shall give the Trustee notice at least 8 Business Days prior to the Special Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

            SECTION 3.03. Selection of Securities to Be Redeemed. If less than
                          --------------------------------------
all of the Securities are to be redeemed pursuant to Paragraph 5(a) thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot, or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

            The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities may be redeemed in part pursuant to Section 3.01(a) in multiples of $1,000 only. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            SECTION 3.04. Notice of Redemption. At least 30 days but not more
                          --------------------
than 60 days before a Redemption Date other than the Special Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and

0000G54P.W51
each Holder whose Securities are to be redeemed. In the event of the Special Redemption, the Company shall mail by first class mail, postage prepaid, a notice of redemption to each Holder at least 5 Business Days before the Special Redemption Date. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

            (a)  the Redemption Date;

            (b) the Redemption Price, including the amount of accrued and unpaid interest, if any, to be paid upon such redemption;

            (c)  the name, address and telephone number of the Paying Agent;

            (d) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price or Special Redemption Price, as the case may be;

            (e) that, unless (i) with respect to a redemption pursuant to Paragraph 5(a) of the Securities, the Company defaults in its obligation to deposit cash with the Paying Agent in accordance with Section 3.06 hereof or (ii) such redemption payment is prohibited pursuant to any agreement or by operation of law, the interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, as the case may be, including any accrued and unpaid interest to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

            (f) if any Security is being redeemed in part, the portion of the principal amount at maturity equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued;

            (g) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

            (h)  the CUSIP number of the Securities to be redeemed; and

            (i) that the notice is being sent pursuant to this Section 3.04 and pursuant to the optional redemption provisions of Paragraph 5(a) of the Securities or the special redemption provisions of Paragraph 5(b) of the Securities, as the case may be.

0000G54P.W51

            SECTION 3.05. Effect of Notice of Redemption. Once notice of
                          ------------------------------
redemption is mailed in accordance with Section 3.04, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price including any accrued and unpaid interest to the Redemption Date, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

            SECTION 3.06. Deposit of Redemption Price. On or prior to any
                          ---------------------------
Redemption Date, other than the Special Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of, including any accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

            On, or one Business Day prior to, the Special Redemption Date, the Trustee on behalf of the Company shall withdraw from the Collateral Account and deliver to the Paying Agent an amount equal to the Special Redemption Price of the Securities, and the Paying Agent shall on behalf of the Issuer apply that amount to the redemption of the Securities on the Special Redemption as provided by Section 3.01(b). The Trustee shall liquidate any investments held through the Collateral Account sufficiently in advance of the Special Redemption Date to enable payment of the Special Redemption Price to be made on such date.

            If the Company complies with the preceding paragraph and the other provisions of this Article 3 and payment of the Securities called for redemption is not prohibited under this Indenture, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.02 hereof and the Securities.

            SECTION 3.07.  Securities Redeemed in Part.  Upon surrender of a
                           ---------------------------
Security that is to be redeemed in part, the Company shall execute and the Trustee shall

0000G54P.W51
authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4.

                                   COVENANTS

            SECTION 4.01. Transactions Not Subject to Covenants. Notwithstanding
                          -------------------------------------
anything to the contrary in this Indenture, the following transactions shall not be prohibited by the Indenture (regardless of the form or substance of the transaction or series of transactions effecting the same):

            (a) the Merger, including, without limitation, (i) payments made by PCW to fund (x) the cash consideration payable in the Merger (including, whether or not required by the Merger Agreement, pursuant to statutory appraisal rights and any settlement thereof) to security holders of Palmer and (y) fees and expenses incurred in connection with the Merger, (ii) the Incurrence, as a result of the Merger, of any Indebtedness of Palmer or any subsidiary of Palmer, which Indebtedness was in existence immediately prior to the Merger and not incurred in contemplation thereof, (iii) the assumption or the suffering to exist of any consensual encumbrance or restriction on the ability of Palmer or any Subsidiary thereof to pay dividends or make other distributions on the Capital Stock of any Subsidiary or to pay or satisfy any obligation to Palmer or any of its Subsidiaries or to otherwise transfer assets or make or pay loans or advances to Palmer or any of its Subsidiaries, which encumbrance or restriction was contained in an instrument that was in effect immediately prior to the Merger and not put into place in contemplation thereof and
      (iv) the Incurrence or the suffering to exist of any Lien upon any of the property or assets of Palmer or any of its Subsidiaries which Liens were in existence immediately prior to the effectiveness of the Merger and not imposed in contemplation thereof;

            (b) the dividend, distribution or other payment by the Company of an amount sufficient to redeem the PIK Preferred Stock and certain warrants to purchase PCC Common Stock made directly or indirectly to PCC; and

            (c) any transaction involving FMT Ltd. (the partnership that holds the system serving Ft. Myers) or any subsidiary of FMT Ltd. or any of their assets or PCW's partnership interest in FMT Ltd. (each "FMT-Related Assets") provided that, in the case of this clause (c), no such transaction shall (i) in and of itself cause or result in an increase in the consolidated Indebtedness of the Company and its Restricted Subsidiaries on and after the 45th day after the Merger Date from that existing immediately prior to such transaction, (ii) cause or result in the sale of any

0000G54P.W51
      asset of the Company other than FMT-Related Assets, (iii) cause or result in the imposition of any Lien on any property or assets of the Company or any of its Restricted Subsidiaries other than solely upon an FMT-Related Asset, (iv) cause or result in the imposition of any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company (other than FMT Ltd. or any subsidiary thereof) to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay or satisfy any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries or (v) cause or result in any dividend or distribution by the Company or any Investment in any Person except a Restricted Subsidiary or a subsidiary of FMT Ltd.; provided, however, that prior to the 45th day after the Merger Date the Company's consolidated Indebtedness may increase as a result of such transaction by no more than $169 million (plus accrued interest thereon). Notwithstanding the foregoing provisions of this covenant, neither the Company nor any of its Restricted Subsidiaries (other than FMT Ltd. or any of its Subsidiaries) shall make any Investment in FMT Ltd. or any of its Subsidiaries.

            In addition, the Merger shall not constitute a Change of Control and no transaction described in Section 4.01(b) or (c) above, shall be taken into account in any calculation under Section 4.04.

            SECTION 4.02. Payment of Securities. The Company shall pay the
                          ---------------------
principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, cash deposited and designated for and sufficient to pay the installment.

            The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semiannually, to the extent lawful.

            SECTION 4.03. Maintenance of Office or Agency. The Company shall
                          -------------------------------
maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.02.

0000G54P.W51

            The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

            SECTION 4.04. Limitation on Restricted Payments. The Company shall
                          ---------------------------------
not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly after the Issue Date, make any Restricted Payment, if, immediately prior or after giving effect thereto (a) a Default or an Event of Default would exist, (b) the Company's Annualized Operating Cash Flow Ratio for the Reference Period would exceed 8.5 to 1, or (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor, as determined in good faith by the Board of Directors) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of (i) the amount determined by subtracting (x) 2.0 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the Issue Date to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Operating Cash Flow of the Company for the Computation Period, plus (ii) the aggregate Net Proceeds (other than with respect to the proceeds of a contribution to equity from PCC of cash or Palmer common stock) received by the Company from the sale (other than to a Subsidiary of the Company) of its Qualified Capital Stock after the Issue Date and on or prior to the date of such Restricted Payment, plus (iii) to the extent not otherwise included in clause (i) or (ii), above, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Wholly Owned Restricted Subsidiary of the Company from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company and any Restricted Subsidiary in such Unrestricted Subsidiary.

            Notwithstanding the foregoing, the provisions set forth in clause
(b) or (c) of the immediately preceding paragraph will not prohibit (i) the use of an aggregate of $10,000,000 for Restricted Payments not otherwise permitted by this Section 4.04, (ii) the distribution of amounts to the Company sufficient to pay (x) the scheduled interest owed by the Company on the Securities as such interest becomes due and payable and (y) amounts required to redeem the PIK Preferred Stock and certain warrants to purchase PCC Common Stock and (iii) any dividend, distribution or other payment by any Restricted Subsidiary on

0000G54P.W51
shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock, and notwithstanding the foregoing paragraph, the provisions set forth in clause (a), (b) or (c) of the immediately preceding paragraph will not prohibit
(iv) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, or (v) the redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries either in exchange for or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Stock (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Junior Indebtedness or Capital Stock of the Company or its Restricted Subsidiaries) or Junior Indebtedness (in the case of any redemption, defeasance, repurchase or other acquisition or retirement of any Indebtedness of the Company or its Restricted Subsidiaries) of the Company.

            In determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the first paragraph of this Section 4.04, 100% of the amounts expended under clauses (i) through (v) of the immediately preceding paragraph shall be deducted.

            None of the transactions described in Section 4.01 (c) above, shall be taken into account in any calculation under this Section 4.04.

            SECTION 4.05. Corporate Existence. Subject to Article 5, the Company
                          -------------------
and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence and the corporate or other existence of each of the Company's Restricted Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate franchises of the Company and each of the Company's Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, and with respect to any Restricted Subsidiaries of the Company, any such existence, right or franchise, if (a) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of such entity and (b) the loss thereof is not disadvantageous in any material respect to the Holders; provided further, that the foregoing shall not apply to the merger of PCW with and into Palmer pursuant to the terms of the Merger Agreement.

            SECTION 4.06. Payment of Taxes and Other Claims. Except with respect
                          ---------------------------------
to immaterial items, the Guarantor and the Company shall, and the Company shall cause each of its Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Guarantor or the Company or any of the Company's Restricted Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due

0000G54P.W51
and payable and which by law have or may become a Lien upon the property and assets of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

            SECTION 4.07. Maintenance of Properties and Insurance. The Company
                          ---------------------------------------
shall cause all material properties used or useful to the conduct of its business and the business of each of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

            The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner for entities similarly situated in the industry, unless failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company or such Restricted Subsidiary.

            SECTION 4.08. Compliance Certificate; Notice of Default. The Company
                          -----------------------------------------
shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

0000G54P.W51

            The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

            SECTION 4.09. Reports. Whether or not the Company is subject to the
                          -------
reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Securities identified to the Company by an Initial Purchaser, within 15 days after it files or would have been required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that the Company would have been required to file with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

            SECTION 4.10. Limitation on Status as Investment Company. The
                          ------------------------------------------
Company and the Guarantor shall not become, nor shall the Company permit any of its Restricted Subsidiaries to become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

            SECTION 4.11. Limitation on Transactions with Related Persons. The
                          -----------------------------------------------
Company will not, and will not permit any of its Restricted Subsidiaries or Unrestricted Subsidiaries to, after the Issue Date, enter into any contract, agreement, arrangement or transaction with any Related Person (each a "Related Person Transaction"), or any series of Related Person Transactions, except for transactions made in good faith, the terms of which are (i) fair and reasonable to the Company or such Subsidiary, as the case may be, and (ii) are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not Related Persons.

            Without limiting the foregoing, (a) any Related Person Transaction or series of Related Person Transactions with an aggregate value in excess of $1,000,000 must first be approved by a majority of the Board of Directors of the Company who are disinterested in the subject matter of the transaction pursuant to a Board Resolution, and (b) with respect to any Related Person Transaction or series of Related Person Transactions with an aggregate value in excess of $5,000,000, the Company must first obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a

0000G54P.W51
financial point of view of such transaction to the Company or such Subsidiary, as the case may be.

            Notwithstanding the foregoing, the following shall not constitute Related Person Transactions: (i) reasonable and customary payments on behalf of directors, officers or employees of the Company or any of its Restricted Subsidiaries, or in reimbursement of reasonable and customary payments or reasonable and customary expenditures made or incurred by such Persons as directors, officers or employees, (ii) any contract, agreement, arrangement, or transaction solely between or among the Company and any of its Restricted Subsidiaries or between or among Restricted Subsidiaries of the Company, (iii) any Restricted Payment of the type described by clauses (i) and (ii) of the definition thereof made to all stockholders on a pro rata basis and not prohibited by Section 4.04, (iv) any loan or advance by the Company or a Restricted Subsidiary to employees of the Company or a Restricted Subsidiary in the ordinary course of business, in an aggregate amount at any one time outstanding not to exceed $500,000 and (v) any payment pursuant to a tax-sharing agreement between the Company and any other Person with which the Company is required or permitted to file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes, which payments are not in excess of the tax liabilities attributable solely to the Company and its Restricted Subsidiaries (as a consolidated group).

            SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.
                          ---------------------------------------------------
The Company will not, and will not permit any of its Restricted Subsidiaries to, after the Issue Date, directly or indirectly, issue, create, incur, assume, guarantee or otherwise directly or indirectly become liable for (including as a result of an acquisition), or otherwise become responsible for, contingently or otherwise (individually or collectively, to "Incur" or, as appropriate, an "Incurrence"), any Indebtedness. Neither the accrual of interest (including the issuance of "pay in kind" securities or similar instruments in respect of such accrued interest) pursuant to the terms of Indebtedness Incurred in compliance with this covenant, nor the accretion of original issue discount, nor the mere extension of the maturity of any Indebtedness shall be deemed to be an Incurrence of Indebtedness.

            Notwithstanding the foregoing, if there exists no Default or Event of Default immediately prior and subsequent thereto, (x) the Company may incur Indebtedness if the Company's Annualized Operating Cash Flow Ratio, after giving effect to the Incurrence of such Indebtedness, would have been less than 8.5 to 1 and (y) PCW may incur Indebtedness if PCW's Annualized Operating Cash Flow Ratio, after giving effect to the Incurrence of such Indebtedness, would have been less than 8.0 to 1.

            In addition, if there exists no Default or Event of Default immediately prior and subsequent thereto, the foregoing limitations will not apply to the Incurrence of (i) Indebtedness by the Company or any of its Restricted Subsidiaries constituting Existing Indebtedness, reduced by repayments of and permanent reductions in commitments in satisfaction of the Net Cash Proceeds application requirement set forth in Section 4.15 and

0000G54P.W51
by repayments and permanent reductions in amounts outstanding pursuant to scheduled amortizations and mandatory prepayments in accordance with the terms thereof, (ii) Indebtedness, in an aggregate principal amount not in excess of $525,000,000, permitted under the Credit Agreement, reduced by (a) repayments of and permanent reductions in commitments in satisfaction of the Net Cash Proceeds application requirement set forth in Section 4.15 and (b) an amount equal to the aggregate amount of Indebtedness Incurred pursuant to clause (x) below, so long as such amounts incurred pursuant to clause (x) remain outstanding; provided that, if there exists a Default or an Event of Default immediately prior or subsequent thereto, the Company and its Restricted Subsidiaries may Incur Indebtedness pursuant to this clause (ii) so long as the proceeds from such Incurrence are not used directly or indirectly to pay any amounts owing in respect of any Indebtedness, including, without limitation, principal, interest and commitment fees, other than with respect to the Securities, (iii) Indebtedness of the Company evidenced by the Securities and of PCW evidenced by the Senior Subordinated Notes, (iv)(A) Permitted Acquisition Indebtedness of the Company or PCW that satisfies the provisions of clause (x) of the definition thereof or (B) Permitted Acquisition Indebtedness of any Restricted Subsidiary that satisfies the provisions of clause (y) of the definition thereof, (v) Indebtedness between the Company and any Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company, provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Holders' rights pursuant to the Securities, and the date of any event that causes a Restricted Subsidiary no longer to be a Restricted Subsidiary shall be an Incurrence Date with respect to such Indebtedness, (vi) Capitalized Lease Obligations and Purchase Money Indebtedness in an aggregate amount or aggregate principal amount, as the case may be, outstanding at any time not to exceed in the aggregate $15,000,000, provided that in the case of Purchase Money Indebtedness, such Indebtedness shall not constitute less than 75% nor more than 100% of the cost (determined in accordance with GAAP) to the Company or such Restricted Subsidiary of the property purchased or leased with the proceeds thereof, (vii) Indebtedness of the Company or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company to the extent none of the foregoing results in the obligation to repay an obligation for money borrowed by any Person and are limited in aggregate amount to no greater than 10% of the fair market value of such business, assets or Restricted Subsidiary so disposed of, (viii) Indebtedness of the Company or any Restricted Subsidiary under standby letters of credit or reimbursement obligations with respect thereto issued in the ordinary course of business and consistent with industry practices (other than under the Credit Agreement) limited in aggregate amount to $5,000,000 at any one time outstanding, (ix) Indebtedness of the Company or PCW (other than Indebtedness permitted by clauses (i) through (viii) or (x) hereof) not to exceed $100,000,000 at any one time outstanding and (x) Refinancing Indebtedness Incurred to extend, renew, replace or refund Indebtedness permitted under clauses (i) (as so reduced in amount), (ii) (as so reduced in amount),
(iii), (iv) and (x) of this paragraph.

0000G54P.W51

            Indebtedness of any Person that is not a Restricted Subsidiary of the Company (or that is a Non-Recourse Restricted Subsidiary designated to be a Restricted Subsidiary, but no longer a Non-Recourse Restricted Subsidiary), which Indebtedness is outstanding at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been Incurred, as the case may be, at the time such Person becomes such a Restricted Subsidiary of the Company, or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company.

            SECTION 4.13. Limitations on Restricting Subsidiary Dividends. The
                          -----------------------------------------------
Company will not, and will not permit any of its Restricted Subsidiaries to, with respect to securities issued directly thereby or with respect to which they are obligors, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay or satisfy any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries, except encumbrances and restrictions existing under (i) any Indebtedness permitted by the Indenture to be incurred by PCW or any of its Subsidiaries that are Restricted Subsidiaries, (ii) the indentures governing the Securities and the Senior Subordinated Notes, (iii) any Existing Indebtedness,
(iv) the Credit Agreement, (v) any applicable law or any governmental or administrative regulation or order, (vi) Refinancing Indebtedness permitted under the Indenture, provided that the restrictions contained in the instruments governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the instruments governing the Indebtedness being refinanced immediately prior to such refinancing, (vii) restrictions with respect solely to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided such restrictions apply solely to the Capital Stock or assets being sold of such Restricted Subsidiary, (viii) restrictions contained in any agreement relating to the financing of the acquisition of a Person or real or tangible personal property after the Issue Date which are not applicable to any Person or property, other than the Person or property so acquired and which either (A) were not put in place in anticipation of or in connection with such acquisition or (B) constituted Permitted Acquisition Indebtedness of a Person satisfying the provisions of clause (y) of the definition thereof, or
(ix) any agreement (other than those referred to in clause (viii)) of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition and were not put in place in anticipation of or in connection with such acquisition. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into the ordinary course of business, consistent with past practices nor (b) Liens on assets securing Indebtedness, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

0000G54P.W51

            SECTION 4.14. Limitations on Liens. The Company will not and will
                          --------------------
not permit any Restricted Subsidiary to, directly or indirectly, Incur, or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired.

            SECTION 4.15. Limitation on Asset Sales and Sales of Subsidiary
                          -------------------------------------------------
Stock. The Company will not, and will not permit any of its Restricted
-----
Subsidiaries to, after the Issue Date, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, businesses or assets, including by merger or consolidation, and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether by the Company or a Restricted Subsidiary (an "Asset Sale"), unless (1) (a) within 360 days after the date of such Asset Sale, an amount equal to the Net Cash Proceeds therefrom are applied to the optional redemption of the Securities in accordance with the terms of the first paragraph of Section 3.01(a) and Sections 3.02, 3.03, 3.04, 3.05 and 3.06 of this Indenture and Paragraph 5(a) of the Securities and other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding or to the repurchase of the Securities and such other Indebtedness pursuant to an irrevocable, unconditional offer (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding) (the "Asset Sale Offer") to repurchase such Indebtedness at a purchase price (the "Asset Sale Offer Price") of 100% of the Accreted Value thereof in the case of the Securities or 100% of the principal amount of such other Indebtedness (or accreted value in the case of Indebtedness issued with an original issue discount) plus, in each case, accrued interest to the date of payment, made within 330 days of such Asset Sale, or (b) within 330 days of such Asset Sale, the Asset Sale Offer Amount is (i) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in tangible assets and property (other than notes, obligations or securities), which in the good faith reasonable judgment of the Board of Directors of the Company are of a type used in a Related Business, or Capital Stock of a Person (which, if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale, shall initially be designated a Restricted Subsidiary) all or substantially all of whose assets and property (in the good faith reasonable judgment of the Board of Directors of the Company) are of a type used in a Related Business (provided that, with respect to such Capital Stock, all of the requirements of the last proviso of clause (v) of the following paragraph shall have been satisfied) or (ii) used to retire permanently Indebtedness of a Restricted Subsidiary, (2) with respect to any transaction or related series of transactions of securities, property or assets with an aggregate fair market value in excess of $1,000,000, at least 75% of the value of consideration for the assets disposed of in such Asset Sale (excluding
(a) pari passu Indebtedness (and any Refinancing

0000G54P.W51

Indebtedness issued to refinance any such Indebtedness) or Indebtedness of any Restricted Subsidiary assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date and permitted to have been Incurred pursuant to Section 4.12 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), (b) Purchase Money Indebtedness secured exclusively by the assets subject to such Asset Sale which is assumed by a transferee and (c) marketable securities that are promptly converted into cash or Cash Equivalents, provided that any cash or Cash Equivalents received within 12 months following any such Asset Sale upon conversion of any property or assets (other than in the form of cash or Cash Equivalents) received in consideration of such Asset Sale shall be applied promptly in the manner required of Net Cash Proceeds of any such Asset Sale as set forth above, (3) no Default or Event of Default shall occur or be continuing after giving effect to, on a pro forma basis, such Asset Sale, unless such Asset Sale is in consideration solely of cash or Cash Equivalents and such consideration is applied immediately to the permanent reduction of the principal amount of Indebtedness outstanding pursuant to the Credit Agreement, and (4) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, would receive fair market value in consideration of such Asset Sale.

            An Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in (1) (b) above exceeds $5,000,000 and each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer, except as otherwise required by applicable law (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued interest to the purchase of all Indebtedness properly tendered (on a pro rata basis as described above if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest).

            Notwithstanding the foregoing provisions of the prior paragraph:

            (i) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

           (ii) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 5.01;

          (iii) the Company and its Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable;

0000G54P.W51

           (iv) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to the Company or any of its Restricted Subsidiaries; and

            (v) the Company and its Restricted Subsidiaries may, in the ordinary course of business (or, if otherwise than in the ordinary course of business, upon receipt of a favorable written opinion by an independent financial advisor of national reputation as to the fairness from a financial point of view to the Company or such Restricted Subsidiary of the proposed transaction), exchange all or a portion of its property, businesses or assets for property, businesses or assets which, or Capital Stock of a Person all or substantially all of whose assets, are of a type used in a Related Business (provided that such Person shall initially be designated a Restricted Subsidiary if such Person becomes a Subsidiary of the Company by virtue of such Asset Sale), or a combination of any such property, businesses or assets, or Capital Stock of such a Person and cash or Cash Equivalents; provided that (i) there shall not exist immediately prior or subsequent thereto a Default or an Event of Default, (ii) a majority of the independent directors of the Board of Directors of the Company shall have approved a resolution of the Board of Directors that such exchange is fair to the Company or such Restricted Subsidiary, as the case may be, and (iii) any cash or Cash Equivalents received pursuant to any such exchange shall be applied in the manner applicable to Net Cash Proceeds from an Asset Sale as set forth pursuant to the provisions of the immediately preceding paragraph of this covenant; and provided, further, that any Capital Stock of a Person received in an Asset Sale pursuant to this clause (v) shall be owned directly by the Company or a Restricted Subsidiary and, when combined with the Capital Stock of such Person already owned by the Company and its Restricted Subsidiaries, shall constitute a majority of the voting power and Capital Stock of such Person, unless (A) (i) the Company has received a binding commitment from such Person (or the direct or indirect parent of such Person) that such Person (or the direct or indirect parent of such Person) will distribute to the Company in cash an amount equal to the Company's Annualized Operating Cash Flow (determined as of the date of such Asset Sale) attributable to the property, business, or assets of the Company and its Restricted Subsidiaries exchanged in connection with such Asset Sale during each consecutive 12-month period subsequent to such Asset Sale (unless and until the Company shall have sold all of such Capital Stock, provided that the provisions of clause (B) below, if applicable, shall have been satisfied), (ii) immediately after such Asset Sale the aggregate number of Net Pops of the wireless communications systems in which the Company or any of its Restricted Subsidiaries has ownership interests ("Company Systems") that are owned directly by a Person or Persons a majority of whose voting power and Capital Stock is owned directly or indirectly by the Company is no less than 80% of the aggregate number of Net Pops of Company Systems immediately prior to such Asset Sale and (iii) upon consummation of such Asset Sale, on a pro forma basis, the ratio of such Person's Annualized Operating Cash Flow to the product of Consolidated Interest Expense for the Reference Period

0000G54P.W51
      multiplied by four (but excluding from Consolidated Interest Expense all amounts that are not required to be paid in cash on a current basis) shall be at least 1 to 1, or (B) in the case of Capital Stock of a Person that is not a Subsidiary of the Company owned by the Company or a Restricted Subsidiary that is exchanged (the "Exchanged Capital Stock") for Capital Stock of another Person all or substantially all of whose assets are of a type used in a Related Business, either (i) the Exchanged Capital Stock shall not have been acquired prior to such Asset Sale in reliance upon clause (A) of this proviso or (ii) the requirements of subclauses (A)(i) (based on the original guaranteed cash flow) and (A)(iii) shall be satisfied with respect to any Capital Stock acquired in consideration of the Exchanged Capital Stock.

            Restricted Payments that are made in compliance with, and are counted against amounts available to be made as Restricted Payments pursuant to clause (c) of Section 4.04, without giving effect to clause (i) of the second paragraph thereof, shall not be deemed to be Asset Sales.

            The Company shall accumulate all Net Cash Proceeds and the aggregate amount of such accumulated Net Cash Proceeds not used for the purposes permitted and within the time provided by this Section 4.15 is referred to as the "Accumulated Amount."

            For purposes of this Section 4.15, "Minimum Accumulation Date" means each date on which the Accumulated Amount exceeds $5,000,000. Not later than 10 Business Days after each Minimum Accumulation Date, the Company will commence an Asset Sale Offer to the Holders and holders of other Indebtedness of the Company ranking pari passu in right of payment with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from asset sales to purchase, on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Securities and such other Indebtedness then outstanding, for cash, Securities and such other Indebtedness that will have an aggregate principal amount (and accreted value, as applicable) (the "Asset Sale Offer Amount") on the purchase date equal to the Accumulated Amount, at a purchase price equal to the Asset Sale Offer Price, plus accrued but unpaid interest, if any, to, and including, the date of purchase (the "Asset Sale Purchase Date"), which date shall be no later than 30 Business Days after the first date on which the Asset Sale Offer is required to be made. Notice of an Asset Sale Offer will be sent 20 Business Days prior to the close of business on the earlier of (a) the third Business Day prior to the Asset Sale Purchase Date and (b) the third Business Day following the expiration of the Asset Sale Offer (such earlier date being the "Final Put Date"), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice to Holders, which (to the extent consistent with the Indenture) shall govern the terms of the Asset Sale Offer, shall state:

0000G54P.W51

            (1) that the Asset Sale Offer is being made pursuant to such notice and this Section 4.15;

            (2) the Asset Sale Offer Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest), the Final Put Date, and the Asset Sale Purchase Date, which Asset Sale Purchase Date shall be on or prior to 40 Business Days following the Minimum Accumulation Date;

            (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

            (4) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the penultimate paragraph of this Section
      4.15 or such payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

            (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.15, notwithstanding anything this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the Final Put Date;

            (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Final Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

            (7) that if Indebtedness in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer is tendered and not withdrawn, the Company shall purchase Indebtedness on a pro rata basis in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) thereof (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

0000G54P.W51

            (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount at maturity to the unpurchased portion of the Securities surrendered; and

            (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

            Any such Asset Sale Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

            On or before an Asset Sale Purchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered and not properly withdrawn pursuant to the Asset Sale Offer on or before the Final Put Date (on a pro rata basis if required pursuant to paragraph (7) hereof), (ii) deposit with the Paying Agent cash sufficient to pay the Asset Sale Offer Price for all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on each Asset Sale Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

            If the amount required to acquire all Indebtedness properly tendered by Holders pursuant to the Asset Sale Offer (the "Acceptance Amount") made pursuant to this Section 4.15 is less than the Asset Sale Offer Amount, the excess of the Asset Sale Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of the Indenture. Upon consummation of any Asset Sale Offer made in accordance with the terms of the Indenture, the Accumulated Amount will be reduced to zero irrespective of the amount of Indebtedness tendered pursuant to the Asset Sale Offer.

            SECTION 4.16. Waiver of Stay, Extension or Usury Laws. The Company
                          ---------------------------------------
and the Guarantor covenant (to the extent that they may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and the Guarantor hereby expressly waive all benefit or advantage of any such law, and covenant that they will

0000G54P.W51
not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.17. Rule 144A Information Requirement. The Company shall
                          ---------------------------------
furnish to the Holders of the Securities and prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either concludes an offer to exchange the Exchange Securities for the Initial Securities or a registration statement relating to resales of the Securities has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the resale registration statement.

            SECTION 4.18. Limitation on Lines of Business. The Company shall
                          -------------------------------
not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly engage in any line or lines of business activity other than that which, in the reasonable, good faith judgment of the Board of Directors of the Company, is a Related Business.

            SECTION 4.19. Restriction on Sale and Issuance of Subsidiary Stock.
                          ----------------------------------------------------
The Company will not sell, and will not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary of the Company other than Disqualified Capital Stock of PCW to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, except for shares of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions ("Special Rights"); provided that, in the case of a Restricted Subsidiary that is a partnership or joint venture partnership (a "Restricted Partnership") the Company or any of its Restricted Subsidiaries may sell or such Restricted Partnership may issue or sell Capital Stock of such Restricted Partnership with Special Rights no more favorable than those held by the Company or such Restricted Subsidiary in such Restricted Partnership. Notwithstanding the foregoing, the Company is required to own 100% of the capital stock of PCW.

            SECTION 4.20. Deposit of Proceeds with Trustee Pending Consummation
                          -----------------------------------------------------
of the Merger. On the Issue Date, the Company shall deposit with the Trustee the
-------------
net proceeds from the issuance of the Securities (the "Net Offering Proceeds") and such other amount as, when added to the Net Offering Proceeds, equals $85,341,341 million, representing an amount equal to 101% of the principal amount of the Securities plus the interest that would accrue on the Securities up to December 31, 1997 (the "Special Redemption Amount") as set forth in
Article 10.

            SECTION 4.21. Negative Pledge. The Company will not be permitted to
                          ---------------
pledge the capital stock of PCW except pursuant to the Credit Agreement.

0000G54P.W51

                                   ARTICLE 5.

                              SUCCESSOR CORPORATION

            SECTION 5.01. Limitation on Merger, Sale or Consolidation. (a)
                          -------------------------------------------
Neither the Company nor the Guarantor will consolidate with or merge with or into another Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) the Company or the Guarantor, as applicable, is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company or the Guarantor, as applicable, in connection with the Securities and the Indenture;
(ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) (A) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Annualized Operating Cash Flow Ratio provision set forth in the second paragraph of Section 4.12 or (B), if the requirement of clause (A) is not satisfied, (x) any Indebtedness of the resulting, surviving or transferee entity in excess of the amount of the Company's Indebtedness immediately prior to such transaction is Permitted Acquisition Indebtedness and (y) the requirement of clause (A) is not satisfied solely due to the Incurrence of such Permitted Acquisition Indebtedness; and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, if applicable, confirming compliance with the requirements of this Section 5.01.

            (b) For purposes of clause (a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

            SECTION 5.02. Successor Corporation Substituted. Upon any
                          ---------------------------------
consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations.

0000G54P.W51

                                   ARTICLE 6.

                         EVENTS OF DEFAULT AND REMEDIES

            SECTION 6.01.  Events of Default.
                           -----------------

            "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) failure to pay any installment of interest on the Securities as and when the same becomes due and payable, and the continuance of such failure for a period of 30 days;

            (b) failure to pay all or any part of the Accreted Value, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price in accordance with Article 11 or the Asset Sale Offer Price in accordance with Section 4.15;

            (c) failure by the Company or the Guarantor to observe or perform any covenant, agreement or warranty contained in the Securities or this Indenture (other than a default in the performance of any covenant, agreement or warranty which is specifically dealt with elsewhere in this
      Section 6.01), or failure by the Company to cause each Unrestricted Subsidiary to comply with clause (c) of the definition of "Unrestricted Subsidiary," and continuance of such failure for a period of 30 days after (subject to the following paragraph) there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

            (d) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company or the acceleration of the final stated maturity of any Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $15,000,000 or more at any time;

            (e) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Restricted

0000G54P.W51

      Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Restricted Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Restricted Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (f) the Company or any of its Significant Restricted Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

            (g) final unsatisfied judgments not covered by insurance, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Restricted Subsidiaries, aggregating in excess of $5,000,000 at any one time rendered against the Company or any of its Restricted Subsidiaries and not stayed, bonded or discharged within a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein).

            If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

            SECTION 6.02. Acceleration of Maturity Date; Rescission and
                          ---------------------------------------------
Annulment. If an Event of Default (other than an Event of Default specified in
---------
Section 6.01(e) or (f)) relating to the Company or any of its Restricted Subsidiaries) occurs and is continuing then, and in every such case, unless the Accreted Value of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by notice in writing to the Company (and to the Trustee if given by Holders) (an "ACCELERATION NOTICE"), may declare the Accreted Value of the Securities (or the Change of Control Purchase Price if the Event of Default

0000G54P.W51
includes failure to pay the Change of Control Purchase Price), determined as set forth below, including in each case accrued interest thereon, if applicable, to be due and payable and the same (i) shall become immediately due and payable or
(ii) if there are any amounts outstanding under the Credit Agreement and the Company has guaranteed the repayment of principal and interest on the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five business days after receipt by the Company and the representative of the holders of the Indebtedness under the Credit Agreement of the Acceleration Notice, but only if such Event of Default is then continuing. If an Event of Default specified in Section 6.01(e) or (f) relating to the Company or any Significant Restricted Subsidiary occurs, the Accreted Value (or the Change of Control Purchase Price, as applicable) and accrued interest, if applicable, thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

            At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article 6, the Holders of a majority in aggregate principal amount at maturity of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

            (1) the Company has paid or deposited with the Trustee cash sufficient to pay

                  (A)  all overdue interest on all Securities,

                  (B) the Accreted Value of (and premium, if any, applicable to)
            any Securities which would become due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

            (2) all Events of Default, other than the non-payment of the Accreted Value of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.01.

Notwithstanding the previous sentence of this Section 6.02, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or

0000G54P.W51
both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair an right consequent thereon.

            In the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(d), the declaration of acceleration of the Securities shall be automatically annulled if the holders of all Indebtedness described in Section 6.01(d) (without any payment of any holders of any such Indebtedness) have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (i) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and
(ii) all Events of Default, except nonpayment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.

            SECTION 6.03. Collection of Indebtedness and Suits for Enforcement
                          ----------------------------------------------------
by Trustee. The Company covenants that if an Event of Default in payment of
----------
Accreted Value, premium, or interest specified in clause (a) or (b) of Section
6.01 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for Accreted Value, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property, of the Company, the Guarantor or any other obligor upon the Securities, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

0000G54P.W51

            SECTION 6.04. Trustee May File Proofs of Claim. In case of the
                          --------------------------------
pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, or of the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

            (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and of the Holders allowed in such judicial proceeding), and

            (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 6.05. Trustee May Enforce Claims Without Possession of
                          -----------------------------------------------
Securities. All rights of action and claims under this Indenture or the
----------
Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

0000G54P.W51

            SECTION 6.06. Priorities. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the Trustee in payment of all amounts due pursuant to
      Section 7.07;

            SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

            THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

            SECTION 6.07. Limitation on Suits. No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

            (D) the Trustee for 60 days after its receipt of such notice request and offer of indemnity has failed to institute any such proceeding; and

            (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority

0000G54P.W51
or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

            SECTION 6.08. Unconditional Right of Holders to Receive Principal,
                          ---------------------------------------------------
Premium and Interest. Notwithstanding any other provision of this Indenture, the
--------------------
Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the Accreted Value of, and premium (if any) and accrued interest on, such Security on the Maturity Date of such payments as expressed in such Security (in the case of redemption, the applicable Redemption Price on the applicable Redemption Date, in the case of the Change of Control Payment, on the applicable Change of Control Payment Date, and, in the case of an Asset Sale Offer, the Asset Sale Offer Price on the Asset Sale Purchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

            SECTION 6.09. Rights and Remedies Cumulative. Except as otherwise
                          ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 6.10. Delay or Omission Not Waiver. No delay or omission by
                          ----------------------------
the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 6.11. Control by Holders. The Holder or Holders of a
                          ------------------
majority in aggregate principal amount of then outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture,

            (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

            (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

0000G54P.W51

            SECTION 6.12. Waiver of Past Default. Subject to Section 6.08, the
                          ----------------------
Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, prior to the declaration of the acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

            (A) in the payment of the Accreted Value of, premium, if any, or interest on, any Security as specified in clauses (a) and (b) of Section
      6.01 which has not been cured, or

            (B) in respect of a covenant or provision hereof which, under
      Article 9, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

            SECTION 6.13. Undertaking for Costs. All parties to this Indenture
                          ---------------------
agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date).

            SECTION 6.14. Restoration of Rights and Remedies. If the Trustee or
                          ----------------------------------
any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

0000G54P.W51

                                   ARTICLE 7.

                                     TRUSTEE

            The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

            SECTION 7.01. Duties of Trustee. (a) If a Default or an Event of
                          -----------------
Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of a Default or an Event of
Default:

            (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11.

            (d) No provision of this Indenture shall require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall

0000G54P.W51
have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

            SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:
                           -----------------
            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 14.04 and 14.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

            (e) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

            (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or the Guarantor shall be

0000G54P.W51
      sufficient if signed by an Officer of the Company or the Guarantor, as the case may be.

            (h) The Trustee shall have no duty to inquire as to the performance of the covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), 6.01(b) and 4.02, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its
                          ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantor or any of the Company's or the Guarantor's Subsidiaries, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee makes no
                          --------------------
representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

            SECTION 7.05. Notice of Default. If a Default or an Event of Default
                          -----------------
occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the applicable Redemption Price on the applicable Redemption Date and the payment of the Offer Price on the Purchase Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders.

            SECTION 7.06. Reports by Trustee to Holders. Within 60 days after
                          -----------------------------
each February 15 beginning with the February 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Holder a brief report dated as of such February 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss.ss. 313(b) and 313(c).

            The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

0000G54P.W51

            A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

            SECTION 7.07. Compensation and Indemnity. The Company and the
                          --------------------------
Guarantor, jointly and severally, agree to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantor, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

            The Company and the Guarantor, jointly and severally, agree to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company and the Guarantor promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Guarantor, jointly and severally, shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Guarantor's joint and several expense in the defense. The Trustee may have separate counsel and the Company and the Guarantor, jointly and severally, shall pay the reasonable fees and expenses of such counsel; provided that the Company and the Guarantor will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Guarantor on the one hand and the Trustee on the other in connection with such defense. The Company and the Guarantor need not pay for any settlement made without their written consent. The Company and the Guarantor need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Company's and the Guarantor's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities, including, without limitation, assets held in the Collateral Account.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 (e) or (f) occurs, the expenses and the compensation for

0000G54P.W51
the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's and the Guarantor's obligations under this Section
7.07 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Guarantor's obligations pursuant to Article 8 of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign by so
                          ----------------------
notifying the Company in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

            (a)  the Trustee fails to comply with Section 7.10;

            (b)  the Trustee is adjudged bankrupt or insolvent;

            (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

            (d)  the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the Trustee provided for in Section 7.07 have been paid, the retiring Trustee shall transfer all property held by it as Trustee (including the Collateral Account) to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Guarantor or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

0000G54P.W51

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section
7.08. the Company's and the Guarantor's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger, Etc. If the Trustee
                          --------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at
                          -----------------------------
all times satisfy the requirements of TIA ss.310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss.310(b).

            SECTION 7.11. Preferential Collection of Claims Against Company. The
                          -------------------------------------------------
Trustee shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 8.01. Option to Effect Legal Defeasance or Covenant
                          ---------------------------------------------
Defeasance. The Company may, at its option at any time, elect to have Section
----------
8.02 or Section 8.03 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

            SECTION 8.02. Legal Defeasance and Discharge. Upon the Company's
                          ------------------------------
exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments

0000G54P.W51
acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 8.04, and as more fully set forth in such Section 8.04, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07, 2.10 and 4.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 with respect to the Securities.

            SECTION 8.03. Covenant Defeasance. Upon the Company's exercise under
                          -------------------
Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.04, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.13, 4.14, 4.15, 4.18, 4.19 and Article 5
(other than the obligation of any successor to assume the obligations of the Company and the Guarantor, as the case may be, hereunder, and with regard to the Guarantor only to the extent requiring that 100% of the equity interests in any surviving Person be pledged by the successor to the Guarantor) with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "OUTSTANDING" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

            SECTION 8.04. Conditions to Legal or Covenant Defeasance. The
                          ------------------------------------------
following shall be the conditions to the application of either Section 8.02 or
Section 8.03 to the outstanding Securities:

            (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this
      Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in an amount, or (b) U.S. Government Obligations or U.S. Legal Tender Equivalents, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to

0000G54P.W51
      pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest and the Holders of Securities shall have a valid, perfected, exclusive security interest in the assets of such trust; provided that the Trustee shall have been irrevocably instructed to apply such cash and the proceeds of such U.S. Government Obligations or U.S. Legal Tender Equivalents to said payments with respect to the Securities;

            (b) In the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (c) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(e) or 6.01(f) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section
      8.03 will cease to be in effect unless an Event of Default under Section 6.01(e) or 6.01(f) occurs during such period);

            (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of the Company's Subsidiaries is a party or by which any of them is bound;

0000G54P.W51

            (f) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

            (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for or relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this Section 8.04.

            SECTION 8.05. Deposited U.S. Legal Tender Equivalents and U.S.
                          ------------------------------------------------
Government Obligations to be Held in Trust; Other Miscellaneous Provisions.
--------------------------------------------------------------------------
Subject to Section 8.06, all cash, U.S. Legal Tender Equivalents and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            SECTION 8.06. Repayment to the Company. Subject to any applicable
                          ------------------------
escheat or abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company and the Guarantor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

            SECTION 8.07. Reinstatement. If the Trustee or Paying Agent is
                          -------------
unable to apply any cash, U.S. Legal Tender Equivalents or U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.02 and 8.03, as the case may be; provided, however, that if the Company or the Guarantor makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations,

0000G54P.W51
the Company or the Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

            SECTION 9.01. Supplemental Indentures Without Consent of Holders.
                          --------------------------------------------------
Without the consent of any Holder, the Company or the Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

            (2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantor or to make any other change that does not adversely affect the rights of any Holder, provided that the Company or the Guarantor, as the case may be, has delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

            (3) to provide for collateral or additional guarantors for the Securities;

            (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Securities in accordance with Article 5;

            (5)  to comply with the TIA; or

            (6) to provide for the issuance and authorization of the Exchange Securities.

            SECTION 9.02. Amendments, Supplemental Indentures and Waivers with
                          ----------------------------------------------------
Consent of Holders. Subject to Section 6.08, with the consent of the Holders of
------------------
not less than a majority in aggregate principal amount at maturity of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company or the Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures

0000G54P.W51
supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.08, the Holder or Holders of not less than a majority in principal amount at maturity of then outstanding Securities may waive compliance by the Company or the Guarantor with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

            (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

            (2) reduce the rate or extend the time for payment of interest on any Security;

            (3) reduce the principal amount at maturity of any Security, the Change of Control Purchase Price, the Asset Sale Offer Price or the Redemption Price;

            (4)  change the Stated Maturity of any Security;

            (5) alter the security provisions of Section 4.20 or the redemption provisions of Article 3 or paragraph 5 of the Securities or the terms or provisions of Section 4.15 or the terms or provisions of Article 11 in any case, in a manner adverse to any Holder;

            (6) make any changes in the provisions concerning waivers of Defaults or Events of Default by Holders of the Securities or the rights of Holders to recover the principal or premium of, interest on, or redemption payment with respect to, any Security, including without limitation any changes in Section 6.08, 6.12 or this third sentence of this Section 9.02;

            (7) impair the right of Holders to institute suit for the enforcement of any payment of the principal of, premium, if any, or accrued interest on any Securities on or after the Stated Maturity thereof;

            (8) make the principal of, or the interest on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof; or

            (9) make the Securities subordinated in right of payment to any extent or under any circumstances to any other indebtedness.

0000G54P.W51

            With the consent of Holders of two-thirds of the outstanding aggregate principal amount of the Securities, the Company and the Trustee may change the Change of Control Purchase Date and the Asset Sale Offer Period.

            It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

            After an amendment, supplement or waiver under this Section 9.02 or
Section 9.04 becomes effective, it shall bind each Holder.

            In connection with any amendment, supplement or waiver under this
Article 9, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

            SECTION 9.03. Compliance with TIA. Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such

0000G54P.W51
record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

            SECTION 9.05. Notation on or Exchange of Securities. If an
                          -------------------------------------
amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

            SECTION 9.06. Trustee to Sign Amendments, Etc. The Trustee shall
                          -------------------------------
execute any amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture.

                                   ARTICLE 10.

                         COLLATERAL ACCOUNT AND RELEASES

            SECTION 10.01. Collateral Account. (a) Prior to the Issue Date of
                           ------------------
the Securities, the Trustee shall open with Harris Trust and Savings Bank (the "Bank") and shall require the Bank to establish on its books and maintain, a trust account (the "Collateral Account") into which the Trustee shall deposit the Special Redemption Amount when received from the Company pursuant to Section
4.20. In order to secure the full and punctual payment of the Securities in accordance with the terms hereof (but subject to the provisions of this Article 10 governing release of funds held in the Collateral Account), the Company hereby grants to the Trustee a continuing security interest in and to all of its right,

0000G54P.W51
title and interest in and to the Collateral Account, all cash deposited therein and the Treasury Bills held therein pursuant to Section 10.02 and all proceeds of any of the foregoing, whether now existing or hereafter acquired or arising. The Collateral Account shall relate solely to the Units and the Collateral securing the Units, and funds in such account shall not be commingled with any other moneys. All payments to be made from time to time by the Trustee to the Holders of Securities out of funds in the Collateral Account pursuant to this Indenture shall be made by the Trustee as paying agent of the Company. All moneys deposited from time to time in the Collateral Account pursuant to this Indenture shall be held by the Trustee in trust hereunder as Collateral as herein provided. The Collateral Account shall be titled "Price Communications Cellular Holdings, Inc., Pledgor, Bank of Montreal Trust Company, Trustee, Pledgee, Collateral Account."

            (b) The Collateral Account shall be maintained with the Bank until the earliest of (i), (ii) or (iii) of this subparagraph (b) to occur: (i) (A) the closing of the Merger; (B) the borrowing by the Company of an aggregate of at least $425.0 million pursuant to the Credit Agreement; (C) the receipt by the Company of the a contribution; to equity of approximately $48 million from PCC (in cash or stock of Palmer) and (D) the receipt by the Trustee of an order from the Company requesting that the Trustee release the Collateral to the order of the Company, (ii) the Business Day prior to the Special Redemption Date or (iii) the date on which no Securities remain outstanding.

            Any payments of principal of or interest on, or proceeds from the sale of, Treasury Bills held in the Collateral Account shall be credited to the Collateral Account.

            SECTION 10.02. Eligible Investments. Upon written order from the
                           --------------------
Company, the Trustee shall invest any funds in the Collateral Account in Treasury Bills, provided that:

            (a) any such investment and the proceeds therefrom are held through the Collateral Account and

            (b) concurrently with making such investment, the Trustee ensures that (i) the Bank credits the Treasury Bills to the Collateral Account and
      (ii) the Bank causes a corresponding position to be credited to its securities account (A) at the Federal Reserve Bank of New York or (B) at a securities intermediary (as defined in 31 C.F.R. ss.357.2) that has a Participant's Securities Account with the Federal Reserve Bank of New York and also credited to such Participant's Securities Account, in each case pursuant to Treasury Regulations and the New York Uniform Commercial Code (the "UCC"), to the extent such laws are applicable.

            The Trustee shall not be liable for any loss incurred on any funds invested in Treasury Bills pursuant to the provisions of this section.

0000G54P.W51

            SECTION 10.03. Release of Collateral. Upon written order from the
                           ---------------------
Company to the Trustee pursuant to clause (i) of Section 10.01(b), all properties in the Collateral Account shall be released to the Company and the security interests in the Collateral created under Section 10.01 shall terminate; and upon the Special Redemption, the Trustee shall apply all funds in the Collateral Account (i) first, to pay the Special Redemption Price on the Special Redemption Date in respect of the Special Redemption with respect to the Securities and to pay $4,221,568 to the Warrant Agent in respect of the Special Redemption of the Warrants (ii) second, to make payment to the Company, on behalf of Parent, for the redemption by Parent of the Senior PIK Preferred Stock and warrants held by NatWest Capital Markets Limited and (iii) third, immediately after the Special Redemption Date, to return any remaining funds in the Collateral Account to the Company. The Trustee, when required by the provisions of the foregoing sentence, shall execute instruments to release the Collateral from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture, and shall have the power to effect any sale of the Treasury Bills or any portion thereof at such time. The Trustee shall not be liable for any loss incurred upon the sale of Treasury Bills prior to maturity in accordance with this Section and Section 3.06. No party relying upon an instrument executed by the Trustee as provided in this Article 10 shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys. No party relying upon an instrument executed by the Trustee as provided in this Article 10 shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                                   ARTICLE 11.

                           RIGHT TO REQUIRE REPURCHASE

            SECTION 11.01. Repurchase of Securities at Option of the Holder Upon
                           -----------------------------------------------------
a Change of Control. (a) In the event that a Change of Control occurs, each
-------------------
Holder will have the right, at such Holder's option, to require the Company to repurchase all or any part of such Holder's Securities pursuant to an unconditional, irrevocable offer by the Company (provided that the principal amount of such Securities at stated maturity must be $1,000 or an integral multiple thereof) on the date that is no later than 45 Business Days after the occurrence of such Change of Control (the "CHANGE OF CONTROL PURCHASE DATE"), at a cash price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to and including the Change of Control Purchase Date.

            (b) So long as the Company has guaranteed the repayment of principal and interest on the Credit Agreement, prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, the Company shall, if at such time the terms of the Credit Agreement require repayment upon a Change of Control, (i) repay in full and terminate all commitments and Indebtedness under the Credit

0000G54P.W51

Agreement or, (ii)(A) offer to repay in full and terminate all commitments and Indebtedness under the Credit Agreement and (B) repay the Indebtedness owed to each such lender that has accepted such offer or (iii) obtain the requisite consents under the Credit Agreement to waive the provisions of this sentence. The Company's failure to comply with the preceding sentence shall constitute an Event of Default described in Section 6.01(c) and not in Section 6.01(b).

      (c) In the event that, pursuant to this Section 11.01, the Company shall be required to commence such an offer to purchase Securities (a "CHANGE OF CONTROL OFFER"), the Company shall follow the procedures set forth in this
Section 11.01 as follows:

            (1) the Change of Control Offer shall commence within 20 Business Days following the Change of Control date;

            (2) the Change of Control Offer shall remain open for 20 Business Days, except to the extent that a longer period is required by applicable law (the "CHANGE OF CONTROL OFFER PERIOD");

            (3) upon the expiration of a Change of Control Offer Period, the Company shall purchase all of the properly tendered and not properly withdrawn Securities in response to the Change of Control Offer;

            (4) the Company shall provide the Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer; and

            (5) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

              (i) that the Change of Control Offer is being made pursuant to such notice and this Section 11.01 and that all Securities, or portions thereof, tendered will be accepted for payment;

             (ii) the Change of Control Purchase Price (including the amount of accrued and unpaid interest), the Change of Control Purchase Date and the Change of Control Put Date (as defined below);

            (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

0000G54P.W51

             (iv) that, unless the Company defaults in depositing cash with the
            Paying Agent in accordance with the last paragraph of this clause
            (b) or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.01, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Purchase Date and
            (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

             (vi) that Holders will be entitled to withdrawn their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.01. notwithstanding anything in this Indenture to the contrary be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

            (vii) a brief description of the events resulting in such Change of Control.

            Any such Change of Control Offer shall comply with all applicable provisions of Federal and state securities laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

            On or before the Change of Control Purchase Date, the Company will
(i) accept for payment Securities or portions thereof properly tendered and not properly withdrawn pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) for all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent will on the Change of Control Purchase Date promptly deliver to Holders of Securities so accepted payment in an amount

0000G54P.W51
equal to the Change of Control Purchase Price for such Securities, together with any accrued but unpaid interest, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount at maturity to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

                                   ARTICLE 12.

                             GUARANTEE OF SECURITIES

            SECTION 12.01. Guarantee. (a) The Guarantor hereby irrevocably and
                           ---------
unconditionally guarantees, as a primary obligor and not a surety, to each Holder of a Security now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Company hereunder or thereunder, (i) the due and punctual payment of the principal of, premium, if any, interest (including post-petition interest in any proceeding under any bankruptcy law whether or not an allowed claim in such proceeding) and interest (including post-petition interest in any proceeding under any bankruptcy law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Security, and (ii) all other monetary Obligations payable by the Company under this Indenture (including under Section 7.07 hereof) and the Securities (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), in accordance with the terms of any such Security and of this Indenture. The Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto, by the Holders or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee shall not be discharged as to any such Security except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

            (b) The Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection)

0000G54P.W51
and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

            (c) The Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Holders or the Trustee in respect of any Guaranteed Obligations until the Guaranteed Obligations are discharged in full. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of the Guarantor's guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this
Article 12.

            (d) The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 12 or succeeding Article 13.

            (e) The Guarantee set forth in this Article 12 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

            SECTION 12.02. Execution and Delivery of Guarantee. (a) To evidence
                           -----------------------------------
the Guarantee set forth in this Article 12, the Guarantor hereby agrees that a notation of the Guarantee shall be placed on each Security authenticated and delivered by the Trustee.

            (b) This Indenture shall be executed on behalf of the Guarantor, and an Officer of the Guarantor shall sign the notation of Guarantee on the Securities by manual or facsimile signature. If an Officer whose signature is on this Indenture or the notation of Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless. The Guarantor hereby agrees that the Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.

            (c) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

            SECTION 12.03. Successors and Assigns. This Article 12 shall be
                           ----------------------
binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon

0000G54P.W51
that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

            SECTION 12.04. Guarantee Unconditional, Etc. Upon failure of payment
                           ----------------------------
when due of any Guaranteed Obligation for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: any delays in obtaining or realizing upon or failure to obtain or realize upon Collateral; the recovery of any judgment against the Company or the Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Security, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Security; any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security; the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Parent, the Trustee, any Holder or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Security or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Company, the Trustee, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demand whatsoever and covenants that this Guarantee will not be discharged except by the complete performance of the obligations contained in the Securities, this Indenture and in this Article
12. The Guarantor's obligations hereunder shall remain in full force and effect until the Indenture shall have terminated and the principal of and interest on the Securities and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Security or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 12, to the extent theretofore discharged, shall be reinstated in full force and effect.

0000G54P.W51

            SECTION 12.05. Covenants of the Guarantor. The Guarantor hereby
                           --------------------------
covenants and agrees that as of the Issuance Date, and thereafter for so long as this Indenture is in effect and the Securities, together with interest, and all other Obligations under this Indenture are paid in full, it:

             (i) shall engage in no business other than the ownership of 100% of the Capital Stock of the Company and to acquire licenses pending before the FCC in respect of television stations on the date hereof and related television stations and properties;

            (ii) shall not and shall not permit its Subsidiaries to take any action or omit to take any action which action or omission could reasonably be expected to have or would have the effect of impairing the security interest in favor of the Trustee on behalf of the Holders with respect to the Collateral;

           (iii) shall not incur or permit to exist any Indebtedness of the Guarantor (other than pursuant to the Guarantee);

            (iv) shall not create, incur or permit to exist any Liens on its assets other than Liens securing the Guarantee;

             (v) shall not sell, transfer or otherwise dispose of any of its assets other than Qualified Capital Stock and television licenses and related television stations and properties acquired pursuant to clause (i) of this Section 12.05;

            (vi) shall not make Investments in any Person (other than common equity contributions to the Company) except for Guarantor Permitted Investments; and

           (vii) shall at all times cause 100% of the issued and outstanding shares of Capital Stock of the Company to be pledged as Collateral pursuant to Article 13 of this Indenture.

                                   ARTICLE 13.

                        SECURITY AND PLEDGE OF COLLATERAL

            SECTION 13.01. Grant of Security Interest. To secure the full and
                           --------------------------
punctual payment when due and the full and punctual performance of the Guaranteed Obligations, the Guarantor hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all of its rights, title and interest in and to the following (the "Collateral"):

0000G54P.W51

          (i) all of the shares of Capital Stock of the Company, now owned or hereafter acquired by the Guarantor (collectively, the "Pledged Shares");

         (ii)  all certificates representing any of the Pledged Shares; and

        (iii) subject to Section 13.05, all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

             13.02. Delivery of Collateral. Any and all certificates or
                    ----------------------
instruments representing or evidencing Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right (but not the obligation), at any time in its discretion and without notice to the Guarantor, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

            SECTION 13.03.  Representations and Warranties.  The Guarantor (also
                            ------------------------------
referred to herein as the "Pledgor") hereby represents and warrants as follows:

           (i) the Pledgor is, and at the time of delivery of the Collateral to the Trustee pursuant hereto will be, the record and beneficial owner of the Pledged Shares described on Schedule I as being owned by the Pledgor, free and clear of any Lien, except for the Lien created by this Indenture;

          (ii) the Pledgor has full corporate power, authority and legal right to pledge all of the Pledged Shares described on Schedule I as being owned by the Pledgor and all Collateral pledged by the Pledgor pursuant to this Indenture;

         (iii) this Indenture has been duly authorized, executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally or by the application of general equity principles;

          (iv) no consent of any other party (including creditors of the Pledgor), and no authorization, consent, approval, or other action by, and no notice to or filing with, any governmental authority or agency by the Pledgor is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Indenture or for the execution, delivery or performance of this Indenture by the Pledgor or (ii) for the exercise by the Trustee of the voting or other rights provided for in this Indenture or

0000G54P.W51
      the remedies in respect of the Collateral pursuant to this Indenture (it being understood that such exercise of voting or other rights or remedies may lead to a termination of all or some of the Company's franchise or license agreements), except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally;

           (v) the Pledged Shares described on Schedule I as being owned by the Pledgor have been duly authorized and are validly issued, fully paid and nonassessable;

          (vi) the pledge in accordance with the terms of this Indenture of the Pledged Shares described on Schedule I as being owned by the Pledgor creates a valid and perfected first priority Lien on the Collateral, securing payment of the Guaranteed Obligations;

         (vii) Schedule I hereto sets forth a description of all of the Pledged Shares owned by the Pledgor as of the date hereof;

        (viii) the Pledgor is the sole owner of all of the issued and outstanding shares of Capital Stock of the Company listed on Schedule I hereto. There are no existing options, warrants, calls or commitments of any character relating to any authorized and unissued Capital Stock of the Company; and

          (ix) as of the Issuance Date, the shares of Capital Stock of the Company listed on Schedule I hereto constitute 100% of the issued and outstanding Capital Stock of the Company.

            SECTION 13.04. Further Assurances. The Pledgor agrees that at any
                           ------------------
time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

            SECTION 13.05. Voting Rights; Dividends; Etc. (a) The Pledgor shall
                           -----------------------------
be entitled to receive and retain any and all cash dividends paid in respect of the Pledged Shares owned by the Pledgor, but only if the payment of the respective cash dividend is permitted to be made in accordance with the requirements of Section 4.04 of this Indenture. Unless the Trustee receives written notice to the contrary from the Company or the Holders of 25% in aggregate principal amount at maturity of the outstanding Securities, or unless otherwise notified pursuant to Section 4.08 or 4.09, the Trustee may assume, without investigation, that the Pledgor shall be entitled to receive and retain any and all cash dividends.

0000G54P.W51

             (b) Except as otherwise provided in the preceding clause (a) and the following sentence, the Trustee shall be entitled to receive and retain as Collateral all dividends paid and distributions made in respect of the Pledged Shares. Any such dividends shall, if received by the Pledgor, be segregated from the other property or funds of the Pledgor, and be forthwith returned to the Company in the same form as so received (with any necessary endorsement) within 30 days and, if not so returned to the Company, forthwith delivered to the Trustee as Collateral.

             (c) As long as no declaration of acceleration as set forth in
Section 6.02 or an Event of Default specified in 6.01(e) or (f) shall have occurred and be continuing with respect to the Company, the Pledgor shall be entitled to exercise any and all voting and other consensual rights relating to the Pledged Shares owned by the Pledgor or any part thereof for any purpose not inconsistent with the terms of this Indenture. The Trustee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to the preceding sentence.

             (d) Upon a declaration of acceleration as set forth in Section 6.02 and during the continuance of an Event of Default specified in 6.01(e) or (f), at the option of the Trustee (or upon the direction of the holders of at least 25% in aggregate principal amount of the then outstanding Securities), all rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13.05(c) shall cease and all such rights shall thereupon be vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights, subject to obtaining any required approvals or authorizations from the Federal Communications Commission ("FCC") or any other material approvals or authorizations from any other governmental authority.

             (e) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 13.05(d), and to receive dividends and distributions, if any, which it may be entitled to receive under Section 13.05(b), the Pledgor shall, if necessary, upon written notice of the Trustee, from time to time execute and deliver to the Trustee appropriate dividend payment orders and such other instruments as the Trustee may reasonably request, and shall use its best efforts to assist the Trustee in, and shall bear all costs of, obtaining any required FCC approvals or authorizations to enable the Trustee to exercise such voting and other consensual rights.

             SECTION 13.06. Trustee Appointed Attorney-in-Fact. The Pledgor
                            ----------------------------------
hereby appoints the Trustee as its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Trustee's discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Indenture, including to receive, endorse and collect all instruments made payable to the Pledgor representing any

0000G54P.W51
dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

             SECTION 13.07. Trustee May Perform. If the Pledgor fails to perform
                            -------------------
any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under Section 7.07. Whenever in the administration of its responsibilities with respect to the Collateral the Trustee shall deem it necessary or desirable that a matter be proved or established by the Pledgor or any other party in connection with the taking, suffering or omitting any action by the Trustee, such matter may be conclusively proved or established by an Officers' Certificate of the Pledgor, and such certificate shall be full warranty to the Trustee for any action taken, suffered or omitted in reliance thereon.

             SECTION 13.08. Trustee's Duties. The powers conferred on the
                            ----------------
Trustee under this Article 13 are solely to protect the interest of the Trustee and the Holders in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, for the attachment, petition, priority or enforceability of any lien created or purported to be created hereunder with respect to the Collateral, or the adequacy, sufficiency or effectiveness of Section 13.01, or the value of the Collateral granted pursuant to that Section.

             SECTION 13.09. Remedies Upon Event of Default. (a) Upon a
                            ------------------------------
declaration or acceleration as set forth in Section 6.02 and during the continuance of an Event of Default specified in 6.01(e) or (f), the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below or required by law, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Holder may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the

0000G54P.W51

Collateral, or any part thereof, at any private sale. The Pledgor hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

             (b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. Furthermore, the Trustee may be compelled to limit purchasers to those who can obtain any required authorizations or approvals of the FCC. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, or to identify and negotiate a sale with a purchaser who has obtained or can obtain any required FCC approvals or authorizations, even if such Pledgor would agree to do so.

             SECTION 13.10. Application of Proceeds. Any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in
Section 6.06.

             SECTION 13.11. Pledgor's Obligations Absolute. The obligations of
                            ------------------------------
the Pledgor under this Indenture shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by:

           (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from this Indenture;

          (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of this Indenture;

         (iii) any furnishing of any additional security to the Trustee or its assignee or any acceptance thereof or any release of any security by the Trustee or its assignee; or

          (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor or any

0000G54P.W51

      Subsidiary of the Pledgor, or any action taken with respect to this Indenture by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

            SECTION 13.12. Continuing Lien. This Indenture shall create a
                           ---------------
continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Securities or earlier defeasance pursuant to
Article 8, (ii) be binding upon the Pledgor and its successors and assigns and
(iii) inure to the benefit of the Trustee and its successors, transferees and assigns. Upon satisfaction by the Company of the conditions set forth in Article 8 to its legal defeasance option or its covenant defeasance option, the Trustee shall upon request of the Pledgor return the Collateral to the Pledgor, and shall acknowledge in writing the discharge of the Lien on the Collateral created by this Article 13.

            SECTION 13.13. Certificates and Opinions. The Pledgor shall comply
                           -------------------------
with (a) TIA ss. 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIA ss. 314(d), relating to the release of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA ss. 314(d) may be executed and delivered by an Officer of the Pledgor to the extent permitted by TIA ss. 314(d).

                                   ARTICLE 14.

                                  MISCELLANEOUS

            SECTION 14.01. TIA Controls. If any provision of this Indenture
                           ------------
limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

            SECTION 14.02. Notices. Any notices or other communications to the
                           -------
Company, the Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Parent, the Guarantor or the Company:

                  Price Communications Corporation
                  Price Communications Cellular Inc.
                  Price Communications Cellular Holdings, Inc.
                  45 Rockefeller Plaza
                  New York, New York 10020
                  Attention:  Chief Financial Officer
                  Telecopy:   (212) 397-3755

0000G54P.W51
            with a copy to:

                  Proskauer Rose LLP
                  1585 Broadway

                  New York, New York  10036-8299
                  Attention:  Peter G. Samuels, Esq.
                  Telecopy:  (212) 969-2900

            if to the Trustee:

                  Bank of Montreal Trust Company
                  77 Water Street
                  4th Floor
                  New York, New York 10005
                  Attention:  Corporate Trust Department
                  Telecopy:   (212) 701-7684

            Any party, by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

            Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 14.03. Communications by Holders with Other Holders. Holders
                           --------------------------------------------
may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar and any other Person shall have the protection of TIA ss. 312(c).

            SECTION 14.04. Certificate and Opinion as to Conditions Precedent.
                           --------------------------------------------------
Upon any request or application by the Company and/or the Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

0000G54P.W51

            (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 14.05. Statements Required in Certificate or Opinion. Each
                           ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

            SECTION 14.06.  Rules by Trustee, Paying Agent, Registrar.  The
                            -----------------------------------------
Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            SECTION 14.07. Legal Holidays. A "Legal Holiday" is a Saturday, a
                           --------------
Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            SECTION 14.08.  Governing Law.  THIS INDENTURE AND THE
                            -------------
SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE

0000G54P.W51

COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR THE GUARANTOR IN ANY OTHER JURISDICTION.

            SECTION 14.09. No Adverse Interpretation of Other Agreements. This
                           ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or the Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            SECTION 14.10. No Recourse Against Others. No direct or indirect
                           --------------------------
employee, stockholder (except the Guarantor as a party hereto), director or officer, as such, past, present or future of the Company, or the Guarantor, or any successor entity to the Company or the Guarantor, shall have any personal liability in respect of the obligations of the Company or the Guarantor under the Securities or this Indenture by reason of his or its status as such stockholder, employee, director or officer. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

            SECTION 14.11. Successors. All agreements of the Company and the
                           ----------
Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

            SECTION 14.12. Duplicate Originals. All parties may sign any number
                           -------------------
of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

            SECTION 14.13.  Severability.  In case any one or more of the
                            ------------
provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any

0000G54P.W51
respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

            SECTION 14.14. Table of Contents, Headings, Etc. The Table of
                           --------------------------------
Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            SECTION 14.15. Qualification of Indenture. The Company shall qualify
                           --------------------------
this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company, the Guarantor and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company and the Guarantor any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            SECTION 14.16. Registration Rights. Certain Holders of the
                           -------------------
Securities are entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.

0000G54P.W51

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                              PRICE COMMUNICATIONS CELLULAR

                                 HOLDINGS, INC., a Delaware corporation

                              By:
                                 ---------------------------------
                                 Name:
                                 Title:

Attest:
       -----------------------
       Secretary

                              PRICE COMMUNICATIONS CELLULAR
                                INC., a Delaware corporation

                              By:
                                 ---------------------------------
                                  Name:
                                  Title:

Attest:
       -----------------------
       Secretary

                              BANK OF MONTREAL TRUST COMPANY,
                                  Trustee

                              By:
                                 ---------------------------------
                                  Name:
                                  Title:

0000G54P.W51

                                                             SCHEDULE I
                                                             ----------

                            Pledged Shares
                            --------------

      Description
       of Shares                 Issuer                    Owner
       ---------                 ------                    -----

      100 shares          Price Communications      Price Communications
    of Common Stock      Cellular Holdings, Inc.       Cellular Inc.


0000G54P.W51

                                                              EXHIBIT A

                          [FORM OF SECURITY]

        13 1/2% SERIES [A/B] SENIOR SECURED DISCOUNT NOTE DUE 2007

No.                                                        $___________
CUSIP No.

            Price Communications Cellular Holdings, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of $___________ Dollars, on August 1, 2007.

            Interest Payment Dates: February 1 and August 1; commencing February 1, 2003.

            Record Dates: January 15 and July 15.

            Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                              PRICE COMMUNICATIONS CELLULAR
                                HOLDINGS, INC., a Delaware corporation

                              By:
                                 --------------------------------
                                 Name:
                                 Title:

Attest:
       -----------------------
       Secretary


0000G54P.W51

                                                              EXHIBIT A
                                                              Page 2

                              PRICE COMMUNICATIONS CELLULAR INC.,
                                  a Delaware corporation

                              By:
                                  ---------------------------------
                                  Name:
                                  Title:

Attest:
       ------------------------
       Secretary


0000G54P.W51

                                                              EXHIBIT A
                                                              Page 3

           [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities described in the within-mentioned Indenture.

                              BANK OF MONTREAL TRUST COMPANY,

                                as Trustee

                              By:
                                 -------------------------------
                                     Authorized Signatory

Dated:


0000G54P.W51

                  PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.

             13 1/2% Series [A/B] Senior Secured Discount Note due 2007

            Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein./1/

        THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE

--------
/1/ This paragraph should only be added if the Security is issued in global form.




0000G54P.W51

SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER A TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

      THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). YOU MAY CONTACT THE SECRETARY OF PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC. AT (212) 757-5600 FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY WITH RESPECT TO THE NOTE.

      1.    Interest.

0000G54P.W51

            Price Communications Cellular Holdings, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below. Interest will accrue at 13 1/2% per annum and will be payable semi-annually in cash on each February 1 and August 1, commencing February 1, 2003, or if any such day is not a Business Day on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record of the Securities at the close of business on the immediately preceding January 15 or July 15, whether or not a Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. To the extent lawful, the Company shall pay interest on overdue principal at the rate of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

      2.    Method of payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or the Company may mail any such interest payment to a Holder at the Holder's registered address.

      3.    Paying Agent and Registrar.

            Initially, Bank of Montreal Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company, Price Communications Cellular Inc. (the "Guarantor") or any Subsidiary of the Company may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

      4.    Indenture.

            The Company issued the Securities under an Indenture, dated as of August 11, 1997 (the "Indenture"), among the Company, the Guarantor and the Trustee.

0000G54P.W51

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount at maturity to $153,400,000.

      5.    Redemption.

            (a) Except as set forth in the next succeeding paragraph, the Company will not have the right to redeem any Securities prior to August 1, 2002. On or after August 1, 2002, the Company will have the right to redeem all or any part of the Securities in cash at the redemption prices (expressed as a percentage of the aggregate principal amount thereof) set forth below, in each case including accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) if redeemed during the 12- month period beginning August 1, of the years indicated below:

                  Year                              Redemption Price
                  ----                              ----------------

                  2002                                  106.750%
                  2003                                  104.500%
                  2004                                  102.250%
                  2005 and thereafter                   100.000%

            Notwithstanding the optional redemption provisions described in the preceding paragraph, on or after August 1, 1998, the Company will have the right to redeem all or any part of the Notes in cash at 120.000% of the Accreted Value thereof, including accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) if redeemed during the 12-month period beginning August 1, of the years indicated below; provided that redemptions may be made only if the closing price of the Parent's Common Stock

0000G54P.W51
equals or exceeds the prices set forth below for the 10 consecutive trading days prior to the redemption date in each period:

                                                  Parent's
            Year                                 Stock Price
            ----                                 -----------

            1998...................................$15.00
            1999...................................$20.00
            2000...................................$25.00
            2001...................................$30.00

            In the case of a partial redemption, the Trustee shall select the Securities or portions thereof for redemption on a pro rata basis or in such other manner as it deems appropriate and fair. The Securities may be redeemed in part in multiples of $1,000 only.

            The Securities will not have the benefit of a sinking fund.

            Any such redemption will comply with Article III of the Indenture.

            (b) The Securities will be subject to a special redemption (the "Special Redemption") on, or at any time prior to, December 31, 1997 if the Merger is not consummated on or before December 31, 1997 or if it appears, in the sole judgment of the Company, that the Merger will not be consummated by December 31, 1997. The amount payable to Holders of the Securities to redeem all of the Securities pursuant to the Special Redemption shall be equal to 101% of the Accreted Value of the Securities minus $4,221,568.

      6.    Notice of Redemption.

            Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to a Redemption Date other than the Special Redemption Date, and with respect to the Special Redemption Date, not less than 5 business days prior to the Special Redemption Date, to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar.

            Any notice which relates to a Security to be redeemed in part only must state the portion of the principal amount to be redeemed and must state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the portions of the Securities called for redemption.

0000G54P.W51

      7.    Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by, the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption prior to 15 days after the notice of redemption.

      8.    Persons Deemed Owners.

            The registered Holder of a Security may be treated as the owner of it for all purposes.

      9.    Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

      10.   Discharge Prior to Redemption or Maturity.

            Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash, U.S. Legal Tender Equivalents, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of and interest on the Securities). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Securities.

      11.   Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any, Holder, the parties thereto may amend or supplement

0000G54P.W51
the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

      12.   Restrictive Covenants.

            The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, pay dividends or make certain other restricted payments, enter into certain transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

      13.   Repurchase at Option of Holder.

            (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Payment Date all outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Payment Date. Holders of Securities will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

            (b) The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale as described in the Indenture or to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, plus accrued interest, if any, to the purchase date.

      14.   Successors.

            When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

      15.   Defaults and Remedies.

            If an Event of Default occurs and is continuing (other than as Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately

0000G54P.W51
in the manner and with the effect provided in the Indenture. The Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

      16.   Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any Affiliate of the Company, and may otherwise deal with the Company, the Guarantor or their respective Affiliates as if it were not the Trustee.

      17.   No Recourse Against Others.

            No stockholder (except the Guarantor), director, officer or employee, as such, past, present or future, of the Company, the Guarantor or any successor corporation shall have any personal liability in respect of the obligations of the Company or the Guarantor under the Securities or the Indenture by reason of his or its status as such stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

      18.   Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

      19.   Guarantee; Security.

            The Guarantor has irrevocably and unconditionally guaranteed the payment of principal, premium, if any, and interest (including interest on overdue principal and overdue interest, if lawful) on the Securities. Pursuant to the Indenture, the Guarantor will assign and pledge to the Trustee, for its benefit and the benefit of the Holders, a security interest in 100% of the issued and outstanding Capital Stock of the Company and certain proceeds from time to time received, receivable or otherwise distributed in respect thereof (the "Collateral"). The Guarantor will also agree to assign and pledge to the Trustee as part of the Collateral all shares of Capital Stock of the Company at any time acquired by it. The security interest in the Collateral will be a first priority security interest. However, absent any acceleration notice or bankruptcy default, the Guarantor will be able to vote, as it sees fit in its sole discretion, the Capital Stock of the Company.

0000G54P.W51

      20.   Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      21.   CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

      22.   Additional Rights of Holders of Transfer Restricted Securities.

            In addition to the rights provided to Holders of Securities under the Indenture, Holders of Securities shall have all the rights set forth in the Registration Rights Agreement.

0000G54P.W51

                              [FORM OF] ASSIGNMENT

I or we assign this Security to

-----------------------------------------------------------

-----------------------------------------------------------
(Print or type name, address and zip code of assignee)

Please insert Social Security or other identifying number of assignee

-----------------------------------------------------------

and irrevocably appoint _____________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:____________________  Signed:_______________________________________
                              (Sign exactly as your name appears on
                              the other side of this Security)

0000G54P.W51

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Company, pursuant to Section 4.15 or Article III of the Indenture, check the appropriate box:

      |_| Section 4.15                 |_| Article III

      If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.15 or Article III of the Indenture, as the case may be, state the principal amount you want to be purchased:

Date:____________________  Signed:_______________________________________
                              (Sign exactly as your name appears on
                              the other side of this Security)

0000G54P.W51

                 SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES/2/

      The following exchanges of a part of this Global Security for Definitive Securities have been made:

           Amount of
          decrease in      Amount of     Principal Amount    Signature of
           Principal      increase in       at maturity       authorized
            Amount     Principal Amount   of this Global    representative
          at maturity     at maturity   Security following   of Trustee or
Date of of this Global  of this Global   such decrease (or    Securities
Exchange   Security        Security          increase)          Custodian
--------------------------------------------------------------------------------















------------------
/2/ This schedule should only be added if Security is issued in global form.

0000G54P.W51

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                     REGISTRATION OF TRANSFER OF SECURITIES3

Re: 13 1/2% SERIES A SENIOR SECURED DISCOUNT NOTES DUE 2007 OF PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.

      This Certificate relates to $_______ principal amount of Securities held in________ book-entry or________ definitive form by _________ (the "Transferor").

      1.    The Transferor:

|_| (a) has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount at maturity equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

|_| (b) has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

      2. In connection with any such request prior to the date which is two years after the later of the issuance of this Security (or any predecessor Security) and the sale hereof by an Affiliate (as defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company (computed in accordance with paragraph (d) of Rule 144 under the Securities Act) or by a Transferor that was at the date of such transfer or during the three months preceding such date of transfer an Affiliate of the Company, and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in Section 2.06 of such Indenture, the transfer of this Security does not require registration under the Securities Act because:*

|_| (a) Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

|_| (b) Such Security is being transferred to a person who the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer over which it exercises sole investment discretion that is aware that the transfer is being made in

--------
3 The following should be included only for Initial Securities.

*Check applicable box

0000G54P.W51
reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B). Section 2.06
(b)(i) or Section 2.06(d)(i)(B) of the Indenture).

|_| (c) Such Security is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).

|_| (d) Such Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to the Indenture to the Trustee (in satisfaction of Section 2.06(a)(ii)(D) or Section 2.06(d)(i)(D) of the Indenture).

|_| (e) Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(E) or Section 2.06(d)(i)(E) of the Indenture).

                              ----------------------------------
                              [INSERT NAME OF TRANSFEROR]

                              By:_______________________________

Date:__________________________________

      3.    Affiliation with the Company [check if applicable]

[ ]  (a)    The undersigned represents and warrants that it is, or at some time during which it held this Security was, an Affiliate of the Company.

     (b) If 3(a) above is checked and if the undersigned was not an Affiliate of the Company at all times during which it held this Security, indicate the periods during which the undersigned was an Affiliate of the Company:

            ----------------------------------

     (c) If 3(a) above is checked and if the Transferee will not pay the full purchase price for the transfer of this Security on or prior to the date of transfer indicate when such purchase price will be paid:

            ----------------------------------

0000G54P.W51

TO BE COMPLETED BY TRANSFEREE IF 2(b) ABOVE IS CHECKED AND THE TRANSFEROR IS NOT A QUALIFIED INSTITUTIONAL BUYER:

      The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company, as the undersigned has requested pursuant to Rule 144A or has determined not to request such information.

Dated:______________________  ________________________________________________
                              NOTICE:  To be executed by an officer.

TO BE COMPLETED BY TRANSFEREE IF 2(c) ABOVE IS CHECKED:

      The undersigned represents and warrants that it is not a "U.S. Person" (as defined in Regulation S under the Securities Act of 1933, as amended).

Dated:______________________  _______________________________________________
                              NOTICE: To be executed by an officer.

If none of the boxes under Section 2 of this certificate is checked or if any of the above representations required to be made by the Transferee is not made, the Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof.

THE UNDERSIGNED HEREBY AGREES THAT, UNLESS THE BOX ABOVE UNDER ITEM 3(a) IS CHECKED, THE UNDERSIGNED SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT NOR HAS IT BEEN AT ANY TIME DURING WHICH IT HELD THIS SECURITY AN AFFILIATE, AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OF THE COMPANY.

Dated:______________________  ______________________________________________

                              NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of this Security particular, without alteration or enlargement or any change whatsoever.

0000G54P.W51

                                                              EXHIBIT B

Bank of Montreal Trust Company

Dear Sirs:

            In connection with our proposed purchase of $ _____ principal amount of 13-1/2% Senior Secured Discount Notes due 2007 (the "Notes") of Price Communications Cellular Holdings, Inc. (the "Issuer"), we confirm that:

            1. We acknowledge that we have been informed that the Notes were originally issued and sold to purchasers who have received a copy of the Offering Memorandum dated August 1, 1997, as supplemented by the Offering Memorandum Supplement dated August 6, 1997, and Cumulative Offering Memorandum Supplement dated August 7, 1997 relating to the Notes and understand that the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell, pledge or otherwise transfer any Notes prior to the second anniversary of the later of the original issuance of the Notes or the sale thereof by the Issuer or an affiliate (within the meaning of Rule 144 under the Securities Act or any successor rule thereto, an "Affiliate") of the Issuer (computed in accordance with paragraph (d) of Rule 144 under the Securities Act) or if we are at the proposed date of such transfer or were during the three months preceding such proposed date of transfer an Affiliate of the Issuer, we will do so in compliance with any applicable state securities or "Blue Sky" laws and only (A) to the Issuer, (B) in accordance with Rule 144A under the Securities Act (as indicated by the box checked by the transferor on the form of assignment on the reverse of the Note), (C) pursuant to any exemption from registration in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the form of assignment on the reverse of the Note),
(D) to an institutional investor that is an "accredited investor" within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities Act which delivers a certificate in the form hereof to the trustee under the Indenture dated as of August 11, 1997 between the Issuer and Bank of Montreal Trust Company, as trustee (the "Indenture Trustee"), or (E) pursuant to any other applicable exemption under the securities laws, and we further agree, in the capacities stated above, to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

            In addition, we understand that, upon any proposed resale of any Note prior to the second anniversary of the later of the original issuance of such Note (or any predecessor Note thereof) or the sale of such Note (or any predecessor Note thereof) by the Issuer or an Affiliate of the Issuer (computed in accordance with paragraph (d) of Rule 144 under the Securities Act) or if we are at the proposed date of such transfer or were during


0000G54P.W51

                                                              EXHIBIT B
                                                              Page 2

the three months preceding such proposed date of transfer an Affiliate of the Issuer, we will be required to furnish to the Indenture Trustee, such certification and other information (including, without limitation, an opinion of counsel) as the Indenture Trustee, or the Issuer may reasonably require us to confirm that the proposed sale complies with the foregoing restrictions. We further understand that certificates evidencing Notes purchased by us will bear a legend to the foregoing effect until the second anniversary of the later of the original issuance of the Notes (or any predecessor Notes thereof) or the sale thereof by the Issuer or an Affiliate of the Issuer (computed in accordance with paragraph (d) of Rule 144 under the Securities Act) and for so long as we are or during the preceding three months have been an Affiliate of the Issuer.

            2. We are an institutional investor and an "accredited investor" (within the meaning of Rule 501 (a)(1), (2), (3) or (7) under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any account for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

            3. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and for each of which we are acquiring not less than $250,000 aggregate principal amount of Notes.

            4. We have received such information as we deem necessary in order to make our investment decision.

            You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Purchaser]

                              By:
                                 -------------------------------
                                 Name:
                                 Title:


0000G54P.W51